Exhibit 99.1

February 17, 2009 2009 First Quarter Investor Handout 1

Basis of Presentation Use of non-GAAP financial measures This presentation contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Huntington's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the current quarter earnings release, this presentation, or in the Quarterly Financial Review supplement to the current quarter earnings release, which can be found on Huntington's website at huntington-ir.com Significant Items Certain components of the Income Statement are naturally subject to more volatility than others. As a result, analysts/investors may view such items differently in their assessment of performance compared with their expectations and/or any implications resulting from them on their assessment of future performance trends. It is a general practice of analysts/investors to try and determine their perception of what "underlying" or "core" earnings performance is in any given reporting period, as this typically forms the basis for their estimation of performance in future periods. Therefore, Management believes the disclosure of certain "Significant Items" in current and prior-period results aids analysts/investors in better understanding corporate performance so that they can ascertain for themselves what, if any, items they may wish to included/exclude from their analysis of performance; i.e., within the context of determining how that performance differed from their expectations, as well as how, if at all, to adjust their estimates of future performance accordingly. Annualized data Certain returns, yields, performance ratios, or growth rates for a quarter are "annualized" in this presentation to represent an annual time period. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. For example, loan growth rates are most often expressed in terms of an annual rate like 8%. As such, a 2% growth rate for a quarter would represent an annualized 8% growth rate. 2

Basis of Presentation Fully taxable equivalent interest income and net interest margin Income from tax-exempt earnings assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. This adjustment puts all earning assets, most notably tax-exempt municipal securities and certain lease assets, on a common basis that facilitates comparison of results to results of competitors. Rounding Please note that columns of data in the following slides may not add due to rounding. Earnings per share equivalent data Significant income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total corporate earnings per share performance excluding the impact of such items. Investors may also find this information helpful in their evaluation of the company's financial performance against published earnings per share consensus amounts, which typically exclude the impact of significant items. Earnings per share equivalents are usually calculated by applying a 35% effective tax rate to a pre-tax amount to derive an after-tax amount which is divided by the average shares outstanding during the respective reporting period. Occasionally, when the item involves special tax treatment, the after-tax amount is separately disclosed, with this then being the amount used to calculate the earnings per share equivalent. NM or nm Percent changes of 100% or more are typically shown as "nm" or "not meaningful" unless required. Such large percent changes typically reflect the impact of unusual or particularly volatile items within the measured periods. Since the primary purpose of showing a percent change is for discerning underlying performance trends, such large percent changes are typically "not meaningful" for trend analysis purposes. 3

Forward Looking Statements This presentation contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Troubled Asset Relief Program voluntary Capital Purchase Plan under the Emergency Economic Stabilization Act of 2008, which may be changed unilaterally and retroactively by legislative or regulatory actions; and (7) extended disruption of vital infrastructure. Additional factors that could cause results to differ materially from those described above can be found in Huntington's 2007 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement. 4

Steinour Overview Discussion 5

Initial Impressions Like overall strategic positioning... local wins Know these markets... believe there is an opportunity to take market share and grow Good overall distribution... platform for growth with lots of optionality Robust product and services menu... already have what is essential to compete Known and respected as a competitor Credit challenges addressable given strong regulatory capital position 6

Perspectives on Key Issues Credit Management 2008 credit performance better than peers Centrally driven portfolio risk management strategy, and risk limits Clarity of accountabilities and consequences 7

Perspectives on Key Issues Improving Profitability Delivering improved expense efficiencies Launched expense reduction initiative No "sacred cows"... nothing off limits Will make organizational and other adjustments Realizing additional revenue potential Find more revenue synergies within customer base and improve cross-sell performance Selectively invest in areas of high growth potential Build specialty banking businesses 8

Perspectives on Key Issues Receipt and Use of $1.4 B of TARP Capital We remain committed to use this capital as intended to support and increase... Loan originations Existing loan modification programs We are also committed to prudent lending From the date we received the TARP capital on 11/15/08 through the end of last year we originated or renewed... Over $1.2 billion of commercial loans Almost $500 million of consumer loans 9

Perspectives on Key Issues Capital and Dividends Regulatory capital position is strong and in line with peer banks Our tangible common equity level... a relative stock price valuation metric... declined as a result of fourth quarter credit actions With 2009 being a challenging year, the announced cut in the quarterly dividend to $0.01 represents the most efficient way to add to our common equity position right now Know the dividend cut is very painful for our shareholders Management and the Board will be aligned with investors... share the pain of 2008 10

Perspectives on Key Issues 2009 Outlook Expect a challenging full-year Elevated levels of charge-offs and provisioning Modest erosion of the net interest margin Higher collection expenses Positive impact from expense initiative Grow core deposits Expect to grow customer base Expect to improve share of wallet Expect to increase core revenue 11

Five Key Priorities for the Next 90 Days Intensively manage the Franklin relationship and address this as an investor concern while creating opportunities to create shareholder value Intensively review and assess our lending and credit management areas Review the 2009 budget in light of the expense initiative and current economic conditions Work with the executive management team and ensure we are organized to drive results with accountability Meet with many of our customers and associates 12

Key Investor and Customer Messages Our actions have strengthened Huntington's financial foundation and position in these uncertain times Substantially addressed the Franklin issue Significantly increased loan loss reserves Positioned to manage future credit challenges Dividend and expense initiative actions allow us to retain more capital The TARP capital is helping us meet the needs of our borrowers Our regulatory capital position remains strong Huntington's ability to serve existing customers and take market share has never been better Challenging times create great opportunities We will grow organically 13

Huntington Review 14

Table of Contents Franklin Credit 16 2008 Full-Year Review 29 4Q08 Overview 48 Quarterly financial review 53 Quarterly earnings summaries 54 Significant items impacting comparisons 61 Income statement 63 Net income & EPS 64 Revenue trends 65 Net interest margin 67 Interest rate risk 69 Noninterest income 73 Expense trends 78 Operating leverage 82 Investment securities 83 Portfolio & Credit Quality 89 Loan trends 92 Credit composition 94 Total commercial loans 98 Commercial & industrial 103 Commercial real estate 107 Total consumer loans 115 Auto loans and leases 118 Residential & other secured loans 127 Residential lending 128 Home equity 131 Mortgages 143 Credit quality review 149 Credit quality trends overview 150 Net charge-offs 151 NALs, NPAs, & ARLs 156 Delinquencies 160 ALLL, AULC, ACL 162 Non-Franklin reconciliations 167 Deposits & other funding 175 Deposit trends 176 Core deposit trends 180 Other funding 185 Capital 187 Franchise 193 Strategy, organization & history 197 Line of business summary 204 15

16 Franklin Credit Relationship 2008 Fourth Quarter Actions & Implications

Priority 1- Address Franklin Overall Objective Make certain the valuation of the underlying collateral reflected the... 2008 Fourth quarter's significant deterioration in cash flows 2008 Fourth quarter's rapid deterioration in the economic environment Expectations that the recession will now extend into 2010 Pursue strategies that can unlock the value of the Franklin servicing platform Third parties have expressed an interest in sourcing or acquiring this platform We intend to maximize this benefit for our shareholders 17

Priority 1- Reduce Exposure to Manageable Level 2008 Fourth Quarter Action Results Balance outstanding $650.2 MM Less: Reserve (130.0) Net exposure $520.2 MM At this valuation level, we have the flexibility to explore various strategies designed to maximize the benefit to our shareholders Restructure the relationship to create flexibility with portfolio treatment strategies designed to maximize the ultimate recovery on the loans Consider structures that build the value of the servicing entity Consider other structures that create shareholder value The following slides present the portfolio performance changes in the fourth quarter that led to the reassessment of the credit assumptions and our longer term view of the cash flows, as well as documentation of our collateral value assessment 18

Franklin Credit - Cash Flow Review (1) Significant deterioration in cash flows in the 4th quarter Prepayments continued to contract in the 1st mortgage portfolios due to the market conditions Interest collections declined as a result of the increasing delinquency rate on the Franklin 2nd's December cash flows included a nontypical improvement in OREO sales, reflecting a change in strategy associated with OREO disposition The cash reserve account established during the 4Q07 restructure provided coverage for the deficit in November 19 1/08 2/08 3/08 4/08 5/08 6/08 7/08 8/08 9/08 10/08 11/08 12/08 Principal 15.7 15.4 15.2 14.3 17.8 12.4 11.8 11 10.4 7.1 6.9 6 Interest 11.4 10.9 10.9 9.7 9.9 8.7 8.5 7.6 8 7.2 6.5 6 REO Net Proceeds 1.6 2.3 3.2 3.1 2.7 3.2 5.3 3 4.8 4.2 3.1 7.2 Other Fees 1.3 1.2 1.2 1.6 1.5 1.1 1.1 1.2 1.4 1.1 1 0.6 Required P&I & SG&A Expense 19.4 19.3 19.6 19.7 18.9 19.1 20.7 18.6 18.6 19.5 20.3 19.4 ($MM) (1) Total FCMC relationship including other participants 19

Huntington Credit Assumptions The collateral valuation assumptions for 1Q08-3Q08 remained relatively stable, but were significantly lowered in 4Q08 reflecting... Material degradation in the performance of the collateral loan portfolio Higher delinquency rates, declining levels of interest income Significantly reduced pre-payment activity, slowed down principal reductions Lower recognized recovery values at sale, slowed down principal reductions The more severe recent and longer term economic environment deterioration Significant fourth quarter job losses and growing unemployment Continued declines in the housing market Consumer confidence at historic lows Increasing negative impact from a deteriorating auto industry outlook 20

Huntington Credit Assumptions (cont'd) Minimal success of FCMC servicing strategies implemented over the course of 2008 No material increase in recoveries associated with the Franklin 2nds Loan modification activity initiated in May has had a significant fall out rate to date The lack of any impact from the various governmental loan modification programs to date Failure of the 'Help for Homeowners' program... only 312 closings nationwide Lack of any programs that specifically address the 2nd mortgage product Shift in the objective of the U.S. Treasury's Troubled Asset Relief Program from the purchase of distressed assets to their Capital Purchase Program 21

Franklin Collateral Performance as of 12/31/08 (1) 22 ($MM) Current 30-119 DPD 120+ DPD UPB Total Tribeca loans $74 $95 $267 $436 Franklin 1sts 168 80 242 490 Franklin 2nds 284 109 557 950 $526 $284 $1,066 $1,876 The level of severely delinquent borrowers combined with the deteriorating economic conditions were the basis for our significant credit action in 4Q08 22 (1) Total Franklin collateral

Huntington PD and Recovery Assumptions Tribeca 4Q08 3Q08 2Q08 1Q08 4Q07 Probability of Default 80% 70% 70% 70% 70% Recovery 60% 90% 90% 90% 90% Franklin Firsts Probability of Default 75% 70% 70% 70% 70% Recovery 45% 60% 65% 65% 65% Franklin Seconds Probability of Default 90% 65% 65% 65% 50% Recovery 2% 10% 20% 10% 0% PD = 120 days past due PD = 120 days past due PD = 120 days past due PD = 120 days past due PD = 120 days past due PD = 120 days past due 23

2008 Fourth Quarter Actions 9/30/08 specific reserve $115.3 MM Less: net charge-offs (423.3) @ 39% of 9/30/08 outstandings Add: 4Q08 provision 438.0 12/31/08 specific reserve $130.0 MM Interest reversed $9.0 MM Outstandings classified as nonaccrual $650.2 MM Result All cash flows in excess of servicing costs are now being applied to accelerate principal reduction Estimated 5-year full amortization of the $520.2 million net exposure 24 24

25 Discounted Cash Flow Analysis Impairment Determination ($ MM) UPB NPV Tribeca $387 $205 Franklin 1sts 420 196 Franklin 2nds 950 146 OREO 120 65 Combined $1,877 $612 Huntington Portion (1) Impairment based on NPV results $576 Less: Other collateral - primarily cash 23 Net Impairment 553 Less: Existing reserve 115 Additional Impairment $438 Other Considerations No value assigned to the servicing platform (1) Huntington's share per the restructure agreement 25

Collateral Value Assessment Look 1 - Discounted Market Value ($ MM) UPB Market Value (1) First Mortgages $926 $1,082 Positive equity $548 $814 Negative equity 378 268 Collateral Value Estimation Updated collateral values on 1st mortgages $898 (2) Assumed value of 2nd mortgages 0 Total collateral value $898 Net realizable value @ 60% $539 Other available collateral, primarily cash 23 Net realizable value $562 % of Huntington's $520 MM net exposure 108% Other Considerations 2nd mortgage cash flow of $4-$5 million / month used to pay down principal Value of the servicing platform / business to be determined (1) Updated valuation on each individual loan as of December 2008 (2) Huntington's share per the restructure agreement 26

Collateral Value Assessment Look 2 - National City Mark-to-Market National City's Portfolio Mark-to-Market Adjustments Nonconforming 1st mortgage 43.5% Home equity - indirect mark 52.5%. Applying those factors to the Franklin portfolio: Amount M-T-M Equivalent FCMC 1st mortgages < 120 days past due $417 MM $236 MM @ 56.5% (1.0 - mark to market) FCMC 1st mortgages > 120 days past due $509 204 @ 40% (subjective adjustment on status) FCMC 2nd mortgages < 120 days past due $393 187 @ 47.5% (1.0 - mark to market) FCMC 2nd mortgages > 120 days past due $557 11 @ 2% (subjective assessment on status) Total implied value of FCMC collateral $638 MM Huntington's share of implied collateral $530 MM Other available collateral, mostly cash 23 Total implied value of Huntington's FCMC collateral $553 MM 27

Comparative Collateral Value Assessment Summary Methodology Estimate Discounted cash flow - actual net exposure $520 MM Market value and a net realizable value adjustment of 60% $562 MM plus $23 MM of cash collateral and attributing no value to the 2nd mortgages Mark-to-market test utilizing marks taken on the National $553 MM City portfolio including the 2nd mortgages plus $23 MM of cash collateral None of the methodologies ascribe any value for the servicing platform Conclusion: Actual valuation is conservative, thus limiting any meaningful additional exposure to the relationship 28

2008 Full-Year Review 29

2008 Highlights Financial Performance vs. 2007 $(0.44) EPS Includes net $(1.16) negative impact related to significant items (see 2008 Earnings Summary slide) 3.25% net interest margin, down 11 basis points 7% growth in average total commercial loans (1) 1% decline in average total consumer loans (1) 9% decline in average residential mortgages (1) 5% growth in average total automobile loans and leases (1) 1% growth in average home equity loans (1) Flat average total core deposits (1) 1.85% net charge-off ratio, 0.84% non-Franklin 2.30% allowance for credit losses, up 69 basis points $282.8 million, 17%, increase in nonperforming assets (NPAs) plus accruing restructured loans (ARLs) 10.72% period-end tier 1 risk-based capital ratio, $2.2 billion in excess of the regulatory "well-capitalized" minimum of 6% 4.04% period-end tangible common equity ratio, down from 5.08% (1) Excludes impact of Sky merger; total consumer and residential mortgages reflect impact of loan sales 30

2008 Earnings Summary After-tax EPS Net loss $(113.8) MM Net loss applicable to common shares $(160.2) MM $(0.44) Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Franklin relationship $(454.3) $(0.81) Net market-related loss (3) (215.7) (0.38) Restructuring costs (21.8) (0.04) Asset impairment (11.0) (0.02) Aggregate impact of Visa (r) IPO 25.1 0.04 VISA(r) indemnification 17.0 0.03 VISA(r)-related deferred tax valuation allowance benefit 7.9 (2) 0.02 (1) Pre-tax (2) After tax Investment securities losses $(197.4) Net impact of MSR hedging (30.8) Loss on sale of held-for-sale loans (7.2) Equity investment losses (5.9) Gain on extinguishment of debt 23.5 Gain on sale of mortgage loans 2.1 31

Performance Highlights

	2008	2007	2006	2005	2004
EPS	**($0.44)**	$0.25	$1.92	$1.77	$1.71
ROA	**(0.21)%**	0.17%	1.31%	1.26%	1.27%
ROE	**(1.8)%**	1.6%	15.7%	16.0%	16.8%
Return on tangible equity (1)	**(2.1)%**	3.9%	19.5%	17.4%	18.5%
Net interest margin	**3.25%**	3.36%	3.29%	3.33%	3.33%
Efficiency ratio	**57.0%**	62.5%	59.4%	60.0%	65.0%
Loan & lease growth (2)	**3%**	3%	7%	10%	11%
Core deposit growth (3)	**0%**	2%	10%	6%	4%
Net charge-off ratio	**1.85%**	1.44%	0.32%	0.33%	0.35%
Net charge-off ratio: non-Franklin (4)	**0.84%**	0.52%	0.32%	0.33%	0.35%
NPA and ARL ratio (5)	**4.71%**	4.13%	0.74%	0.48%	0.46%
ALLL/loans & leases (5)	**2.19%**	1.44%	1.04%	1.10%	1.15%
ACL/loans & leases (5)	**2.30%**	1.61%	1.19%	1.25%	1.29%
Tier 1 risk-based capital ratio (5)	**10.72%**	7.51%	8.93%	9.13%	9.08%
Total risk-based capital ratio (5)	**13.91%**	10.85%	12.79%	12.42%	12.48%
Tangible common equity/assets (5)	**4.04%**	5.08%	4.92%	5.08%	5.70%
Tangible equity/risk-weighted assets (5)	**8.38%**	5.67%	7.72%	7.91%	7.87%

(1) Net Income less expense for amortization of intangibles divided by average tangible shareholder equity (shareholder equity - intangible assets)
(3) Average growth rate; impacted by loan sales; 2007/2008 represent the nonmerger related impact
(3) Average growth rates 2007/2008 represent the nonmerger related impact
(4) See non-Franklin credit metrics reconciliation
(5) Period end

Huntington

32

Earnings Per Share 33 2002 2003 2004 2005 2006 2007 2008 HBAN 1.33 1.61 1.71 1.77 1.92 0.25 -0.44

Revenue Trends 34

2003 0.0349 2004 0.0333 2005 0.0333 2006 0.0329 2007 0.0336 2008 0.0325 Amount 2003 859 2004 923 2005 975.8 2006 1035.2 2007 1320.8 2008 1551.9 (1) Fully-taxable equivalent basis Net Interest Income & Margin Trends (1) Net Interest Income (FTE) Net Interest Margin (FTE) ($MM) 35 +17%

C&I CRE Small Business C&I/CRE 2003 5.502 3.937 1.787 2004 5.466 4.335 2.003 2005 6.171 4.456 2.224 2006 7.327 4.538 2.306 2007 10.635 6.808 3.413 2008 13.588 9.732 Commercial Loans Average Balances ($B) 28% 43% YOY % Change 36

Home Equity Loans/Lines Residential Mortgages Other 2003 3.4 2.076 0.426 2004 4.244 3.212 0.393 2005 4.752 4.081 0.385 2006 4.97 4.581 0.439 2007 6.173 4.939 0.529 2008 7.404 5.018 0.691 Residential and Other Secured Consumer Loans Average Balances ($B) 37 20% 2% 31% YOY % Change

2004 2005 2006 2007 2008 Auto Loans 2285 2043 2057 2633 3676 Auto Direct Finance Leases 2192 2422 2031 1485 851 Auto Opearating Leases 891 351 93 17 180 Auto Loans and Leases Average Balances ($MM) 38 $5,368 $4,816 $4,181 $4,135 +14% $4,707

Demand, Savings & Other Core CDs Non-core 2003 12.74 3.12 2.31 2004 13.871 2.689 2.935 2005 14.243 3.334 4.435 2006 14.332 5.05 4.802 2007 17.741 8.057 5.268 2008 20.14 11.527 6.169 Total Deposits Average Balances ($B) 39 14% 43% 17% YOY % Change

Noninterest Income Trends Total NII 2004 818.598 2005 632.282 2006 561.069 2007 676.603 2008 707.138 Service Charges 2004 171.115 2005 167.834 2006 185.713 2007 254.193 2008 308.053 Total Noninterest Income Service Charges on Deposit Accounts ($MM) ($MM) 40 +5% +21%

Noninterest Income Trends Turst Services 2004 67.41 2005 77.405 2006 89.955 2007 121.418 2008 125.98 Brokerage & Insurance 2004 54.799 2005 53.619 2006 58.835 2007 92.375 2008 137.796 Trust Services Brokerage & Insurance ($MM) ($MM) 41 +49% +4%

Other Mortgage Income MSR Valuation Adj. Net of Trading Gains (Losses) 2004 35.41 -8.624 2005 37.339 -9.006 2006 37.905 3.586 2007 54.588 -24.784 2008 72.949 -63.955 Noninterest Income Trends Mortgage Banking ($MM) 42 34% YOY % Change

Expense Trends 43

Noninterest Expense Trends Personnel Other 2004 485.806 636.438 2005 481.658 488.162 2006 541.228 459.766 2007 686.828 625.016 2008 783.546 693.828 2004 7812 2005 7602 2006 8081 2007 11925 2008 10951 Noninterest Expense Number of Employees (FTE) ($MM) 44 $1,122.2 $969.8 $1,001.0 $1,311.8 $1,477.4 +13% (8)%

2003 2004 2005 2006 2007 2008 Efficiency Ratio - Reported 0.639 0.65 0.6 0.594 0.625 0.57 Efficiency Ratio - Adjusted 0.556 0.583 0.578 0.573 0.573 0.578 Efficiency Ratio Trends (1) Reported revenue and expenses adjusted for automobile operating lease expense and other items affecting comparability including merger costs. See Operating Leverage & Efficiency Trend slide in the Appendix for a complete reconciliation between GAAP and adjusted revenue and expenses. (1) 45

Operating Leverage & Efficiency Ratio Trends 46

Loan Loss Provision & Net Charge-offs Loan Loss Provision & Net Charge- offs Net Charge-off Ratio (1) ($MM) 47 Loan Loss Provision Net Charge-offs 2004 55.062 78.535 2005 81.299 80.057 2006 65.191 52.376 2007 643.628 477.631 2008 1057.463 758.067 Total Ex. Franklin 2003 0.0081 2004 0.0035 2005 0.0033 2006 0.0032 0.0032 2007 0.0144 0.0052 2008 0.0185 0.0084 (1) % of average total related loans and leases (2) See non-Franklin reconcilation (2)

48 2008 Fourth Quarter Overview

4Q08 Earnings Summary After-tax EPS Net loss $(417.3) MM Net loss applicable to common shares $(440.4) MM $(1.20) Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Franklin relationship $(454.3) $(0.81) Net market-related loss (3) (141.7) (0.25) VISA(r) indemnification 4.6 0.01 VISA(r)-related deferred tax valuation allowance provision (2.9) (2) (0.01) (1) Pre-tax (2) After tax Investment securities losses $(127.1) Net impact of MSR hedging (12.6) Equity investment losses (2.0) 49

Quarterly Earnings 50

2008 Fourth Quarter Overview Financial Performance vs. 3Q08 $(1.20) EPS loss reported; $(0.14) EPS loss excluding significant items (1) 5.41% net charge-off ratio; 1.36% excluding Franklin (2) , up from 0.84% (2), excluding Franklin 2.30% ACL ratio, up from 1.90%; 2.01% excluding Franklin (2) , up from 1.66% (2), excluding Franklin 3.66% NAL ratio, up from 1.42%; 2.11% excluding Franklin (2) , up from 1.46% (2), excluding Franklin 10.72% and 13.91% period-end Tier 1 and Total risk-based capital ratios, up from 8.80% and 12.03%, respectively, at 9/30/08, reflecting $1.4 B of TARP capital 4.04% period end tangible common equity ratio, down from 4.88% 3.18% NIM, down from 3.29% 9% annualized growth in average total commercial loans 2% annualized decline in average total consumer loans 3% annualized increase in average core deposits Significant linked-quarter declines in certain market-related fee income categories, including service charges (down 6%), trust income (down 10%), and brokerage & insurance (down 9%) 7% increase in underlying expenses and 64.8% adjusted efficiency ratio (3) 51 (1) See slide 15 for reconciliation (2) See slide 123 in the Appendix for reconciliation (3) See slide 61 in the appendix for reconciliation

Quarterly Performance Highlights

	4Q08	3Q08	2Q08	1Q08	4Q07
EPS	**$(1.20)**	$0.17	$0.25	$0.35	$(0.65)
ROA	**(3.04)%**	0.55%	0.73%	0.93%	(1.74)%
ROE	**(23.7)%**	4.7%	6.4%	8.7%	(15.3)%
Return on tangible equity (1)	**(43.2)%**	11.6%	15.0%	22.0%	(30.7)%
Net interest margin	**3.18%**	3.29%	3.29%	3.23%	3.26%
Efficiency ratio	**64.6%**	50.3%	56.9%	57.0%	73.5%
Loan & lease growth (2)	**4%**	- %	7%	3%	3 %
Core deposit growth (3)	**3%**	4%	(1)%	(2)%	1%
Net charge-off ratio	**5.41%**	0.82%	0.64%	0.48%	3.77%
Net charge-off ratio: non-Franklin (4)	**1.36%**	0.84%	0.65%	0.49%	0.72%
NPA and ARL ratio (4)	**4.71%**	2.78%	2.63%	4.22%	4.13%
ALLL/loans & leases (5)	**2.19%**	1.75%	1.66%	1.53%	1.44%
ACL/loans & leases (5)	**2.30%**	1.90%	1.80%	1.67%	1.61%
Tier 1 risk-based capital ratio (5)	**10.72%**	8.80%	8.82%	7.56%	7.51%
Total risk-based capital ratio (5)	**13.91%**	12.03%	12.05%	10.87%	10.85%
Tangible common equity/assets (5)	**4.04%**	4.88%	4.80%	4.92%	5.08%
Tangible equity/risk-weighted assets (5)	**8.38%**	6.59%	6.58%	5.57%	5.67%

(1) Net Income less expense for amortization of intangibles divided by average tangible shareholder equity (shareholder equity - intangible assets)
(3) Average growth rate; impacted by loan sales; 2007/2008 represent the nonmerger related impact
(3) Average growth rates 2007/2008 represent the nonmerger related impact
(4) See non-Franklin credit metrics reconcilation
(5) Period end

Huntington

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53 2008 - 2007 Quarterly Financial Review

3Q08 Earnings Summary After-tax EPS Net income $75.1 MM Net income applicable to common shares $63.0 MM $0.17 Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Net market-related losses (3) $(47.1) $(0.08) VISA(r)-related deferred tax valuation allowance provision (3.7) (2) (0.01) (1) Pre-tax (2) After tax (3) Gain on extinguishment of debt $21.4 Equity investment gains 3.4 Net impact of MSR hedging 1.9 Investment securities losses (73.8) 54

2Q08 Earnings Summary After-tax EPS Net income $101.4 MM Net income applicable to common shares $90.2 MM $0.25 Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) VISA(r)-related deferred tax valuation allowance benefit $3.4 (2) $0.01 Merger / restructuring costs (14.6) (0.03) Net market-related losses (3) (6.8) (0.01) (1) Pre-tax (2) After tax (3) Loss on sale of held-for-sale loans $(7.2) Equity investment losses (4.6) Net impact of MSR hedging (1.3) Gain on extinguishment of debt 2.2 Investment securities gains 2.1 Gain on sale of mortgage loans 2.1 55

1Q08 Earnings Summary After-tax EPS Net income $127.1 MM $0.35 Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Aggregate impact of Visa (r) IPO (3) $37.5 $0.07 VISA(r)-related deferred tax valuation allowance benefit 11.1 (2) 0.03 Net market-related losses (4) (20.0) (0.04) Asset impairment (11.0) (0.02) Merger costs (7.3) (0.01) (1) Pre-tax (2) After tax (3) Gain from IPO $25.1 Partial reversal of 4Q07 indemnification 12.4 (4) Net impact of MSR hedging $(18.8) Equity investment losses (2.7) Investment securities gains 1.4 56

4Q07 Earnings Summary After-tax EPS Net loss $(239.3) MM $(0.65) Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Franklin relationship $(423.6) $(0.75) Net market-related losses (3) (63.5) (0.11) Merger costs (44.4) (0.08) VISA(r) indemnification (24.9) (0.04) Additions to litigation reserves on existing cases (8.9) (0.02) (1) Pre-tax (2) After tax (3) Loss on loans held for sale $(34.0) Investment securities impairment losses (11.6) Equity investment losses (9.4) Net impact of MSR hedging (8.6) 57

3Q07 Earnings Summary After-tax EPS Net income $138.2 MM $0.38 Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Sky Financial merger-related integration costs $(32.3) $(0.06) Net market-related losses (3) (18.0) (0.03) (1) Pre-tax (2) After tax (3) Investment securities impairment losses $(23.3) Equity investment losses (4.4) Net impact of MSR hedging (3.6) Investment securities gains 10.2 Gain on debt extinguishment 3.2 58

59 2Q07 Earnings Summary After-tax EPS Net income $80.5 MM $0.34 Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Sky Financial merger-related integration costs $(7.6) MM $(0.02) Net market-related losses (3) (3.5) (0.01) (1) Pre-tax (2) After tax (3) Investment securities impairment $(5.1) MSR mark-to-market net of hedge-related trading activity (4.8) Gain on debt extinguishment 4.1 Equity investment gains 2.3

60 1Q07 Earnings Summary After-tax EPS Net income $95.7 MM $0.40 Significant Items Favorable/(Unfavorable) Earnings (1) EPS (2) Equity investment losses $(8.5) MM $(0.02) MSR mark-to-market net of hedge-related trading activity (2.0) (0.01) Litigation losses (1.9) (0.01) (1) Pre-tax (2) After tax

2008 - 2007 Quarterly 61 Significant Items * Impacting Financial Performance Comparisons - Reconciliation

2008 - 2006 Full-year 62 Significant Items * Impacting Financial Performance Comparisons - Reconciliation

Income Statement 63

Net Income and EPS Trends

Net Income



($MM)
$200
$100
$0
($100)
($200)
($300)
($400)
($500)
$127.1
$101.4
$75.1
($239.3)
($417.3)
4Q07
1Q08
2Q08
3Q08
4Q08

Earnings Per Share



$0.50
$0.30
$0.10
($0.10)
($0.30)
($0.50)
($0.70)
($0.90)
($1.10)
($1.30)
($1.50)
$0.35
$0.25
$0.17
($0.65)
($1.20)
4Q07
1Q08
2Q08
3Q08
4Q08

Huntington

64

Revenue Trends 65 Prior-year Quarter

Revenue Trends 66 Linked-quarter

Amount 1Q04 0.0336 2Q04 0.0329 3Q04 0.033 4Q04 0.0338 0.0332 1Q05 0.0331 2Q05 0.0336 3Q05 0.0331 4Q05 0.0334 1Q06 0.0332 2Q06 0.0334 3Q06 0.0322 4Q06 0.0328 1Q07 0.0336 2Q07 0.0326 3Q07 0.0352 4Q07 0.0326 1Q08 0.0323 2Q08 0.0329 3Q08 0.0329 4Q08 0.0318 Amount 1Q04 225.708 2Q04 225.482 3Q04 229.922 4Q04 238.215 3.7 1Q05 238.059 2Q05 244.861 3Q05 245.371 4Q05 247.513 1Q06 247.516 2Q06 266.179 3Q06 259.403 4Q06 262.104 1Q07 259.602 2Q07 257.518 3Q07 263.753 151.592 4Q07 388.296 1Q08 382.324 2Q08 395.49 3Q08 394.087 4Q08 380.006 Change 4Q08 vs 3Q08: Franklin (8) bp Nonaccrual int. reversals (3) TARP 3 Other (3) Total Change (11) bp Net Interest Income & Margin Trends (1) Net Interest Income (FTE) Net Interest Margin (FTE) ($MM) 67 (1) Fully-taxable equivalent basis

Net Interest Margin - Yields & Rate Trends 68 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 Earning asset yield Interest bearing liabilities rate Fed Funds rate Net Interest Margin

Managing Interest Rate Risk Net Interest Income at Risk = Interest Rate Risk + Business Risk Interest Rate Risk The exposure of income (short-term interest rate risk) and economic values (long-term interest rate risk) to changes in market interest rates Business Risk Examples: Credit and liquidity risk that change loan and deposit volumes versus expectations Deposit pricing competition that shrinks margins These examples cause net interest income volatility and should not be confused as hedgable interest rate risk 69

Managing Interest Rate Risk Philosophy Strong and relatively stable net interest margin Maintain long-term perspective... avoid speculating on the short-term movement in interest rates Policy metrics to manage interest rate risk include: Net interest income at risk simulation model - short-term interest rate risk Economic Value of Equity at risk (EVE) - long-term interest rate risk Operate within established guidelines Net interest income at risk guideline limited to (4)% EVE at risk guideline limited to (12)% Long-term bias to be modestly liability sensitive Natural business flows typically asset sensitive Current positioning indicates sensitivity to falling interest rates with a benefit to rising rates 70

Net Interest Income at Risk Forward Curve +2%, -2%, & -1% Gradual Change in Rates Managing Interest Rate Risk (1) 2% Rate Rise 2% Rate Fall 1% Rate Fall 2Q01 -0.021 3Q01 -0.017 4Q01 -0.012 1Q02 -0.016 2Q02 -0.013 3Q02 -0.005 4Q02 -0.007 -0.002 1Q03 -0.006 -0.001 2Q03 -0.008 -0.001 3Q03 -0.01 -0.003 4Q03 -0.005 -0.003 1Q04 -0.003 -0.005 2Q04 -0.001 -0.003 3Q04 0.005 -0.005 4Q04 0.002 -0.005 1Q05 0.01 -0.018 -0.008 2Q05 0.007 -0.024 -0.008 3Q05 0.007 -0.017 -0.006 4Q05 0.003 -0.013 -0.005 1Q06 0.003 -0.015 -0.005 2Q06 -0.008 0.021 0.02 3Q06 -0.009 0.003 0.001 4Q06 -0.004 0 0 1Q07 0.004 -0.001 0.002 2Q07 0.002 -0.002 0.001 3Q07 0.008 -0.008 -0.003 4Q07 0.022 -0.03 -0.013 1Q08 -0.007 -0.016 -0.004 2Q08 -0.006 -0.003 0 3Q08 0.008 -0.023 -0.007 4Q08 0.011 -0.003 -0.009 (1) All leases treated on direct financing lease basis 71

Managing Interest Rate Risk Modeled Exposure Net Interest Income at Risk (S-T measure) (1) bp change (200) bp (100) bp +100 bp +200 bp 12/31/08 (0.3)%(3) (0.9)% 0.6% 1.1% 9/30/08 (2.3) (0.7) 0.5 0.8 6/30/08 (0.3) 0.0 (0.3) (0.6) 3/31/08 (1.6) (0.4) (0.1) (0.7) 12/31/07 (3.0) (1.3) 1.4 2.2 Economic Value of Equity at Risk (L-T measure) (2) bp change (200) bp (100) bp +100 bp +200 bp 12/31/08 (3.4)% (1.0)% (2.6)% (7.2)% 9/30/08 0.4 1.5 (4.1) (8.9) 6/30/08 1.6 3.5 (5.5) (11.7) 3/31/08 1.6 2.3 (5.0) (11.3) 12/31/07 (0.3) 1.1 (4.4) (10.8) (1) Estimated impact on annualized net interest income over the next 12-month period assuming a gradual change in rates over the next 12-month period above and beyond any rate change already implied in the current yield curve. (2) Estimated impact on the value of assets and liabilities assuming an immediate and parallel shift in the current yield curve. (3) Includes assumption that market rates do not decline below 0% over the next twelve month period. 72

Noninterest Income Trends 73

Noninterest Income Trends 4Q07 200.032 1Q08 208.318 2Q08 227.453 3Q08 210.795 4Q08 199.213 Mrtg Bnk MSR-related Sec. gains (losses) Other (1) 4Q07 -11.766 -11.551 -6.158 1Q08 -24.706 1.429 50.716 2Q08 -10.697 2.073 17.601 3Q08 -6.468 -73.79 37.33 4Q08 -22.084 -127.081 17.053 Primary Fee Income Activities Other Activities ($MM) ($MM) 74 (1) Other income includes primarily other commercial fees, investment banking fees, automobile and other lease-related income and equity investment income (losses)

Service Charge Income

Deposit Service Charges



($MM)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$81.3
$72.7
$79.6
$80.5
$75.2
4Q07
1Q08
2Q08
3Q08
4Q08

Electronic Banking [(1)]



($MM)
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$21.9
$20.7
$23.2
$23.4
$22.8
4Q07
1Q08
2Q08
3Q08
4Q08

(1) Includes check card and ATM fees

Huntington

75

Trust and Brokerage / Insurance Income

Trust Services



($MM)
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$35.2
$34.1
$33.1
$31.0
$27.8
4Q07
1Q08
2Q08
3Q08
4Q08

Brokerage / Insurance



($MM)
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$30.3
$36.6
$35.7
$34.3
$31.2
4Q07
1Q08
2Q08
3Q08
4Q08

Huntington

76

Mortgage Banking Income ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Origination & secondary marketing $7.2 $7.6 $13.1 $9.3 $5.9 Servicing fees 11.7 11.8 11.2 10.9 11.4 Amortz. capitalized servicing (6.5) (6.2) (7.0) (6.9) (5.9) Other mtg. banking income 3.0 3.5 6.0 4.3 4.1 Sub-total 15.3 16.8 23.2 17.6 15.5 MSR recovery (63.4) (10.3) 39.0 (18.1) (21.2) Net trading gains (losses) (1) 41.3 3.8 (49.7) (6.6) 9.5 Total $(6.7) $10.3 $12.5 $(7.1) $3.7 Investor servicing portfolio (2) $15.1 B $15.7 B $15.8 B $15.1 B $15.1 B Weighted average coupon 5.95% 5.95% 5.94% 5.97% 5.98 % Originations $0.7 B $0.7 B $1.1 B $1.2 B $1.0 B Mortgage servicing rights (2) $167.4 MM $230.4 MM $240.0 MM $191.8 MM $207.9 MM MSR % of investor servicing portfolio (2) 1.11% 1.46% 1.52% 1.27% 1.38% (1) Related to MSR hedging and included in other noninterest income (2) End-of-period 77

Expense Trends Prior-year Quarter 78

Expense Trends Linked-quarter 79

Noninterest Expense Trends Personnell Other Merger Costs 4Q07 214.85 180.302 44.4 1Q08 201.943 168.538 2Q08 199.991 177.812 3Q08 184.827 154.169 4Q08 196.785 193.311 4Q07 11925 1Q08 11787 2Q08 11251 3Q08 10900 4Q08 10951 Noninterest Expense Number of Employees (FTE) ($MM) 80 $439.6 $370.5 $377.8 $339.0 $390.1

1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 Efficiency Ratio - Reported 0.663 0.625 0.6 0.671 0.651 0.623 0.663 0.664 0.637 0.618 0.574 0.57 0.583 0.581 0.578 0.633 0.592 0.578 0.577 0.735 0.57 0.569 0.503 0.646 Efficiency Ratio - Adjusted 0.579 0.555 0.513 0.58 0.597 0.565 0.595 0.575 0.607 0.586 0.559 0.561 0.57 0.567 0.568 0.589 0.59 0.569 0.53 0.612 0.6 0.544 0.53 0.648 Efficiency Ratio Trends (1) Reported revenue and expenses adjusted for automobile operating lease expense and other items affecting comparability including merger costs. See Operating Leverage & Efficiency Ratio Trend slide for a reconciliation between GAAP and adjusted revenue and expenses. (1) 81

Operating Leverage & Efficiency Ratio Trends 82

Investment Securities 83

Investment Securities 4Q05 0.146 1Q06 0.155 2Q06 0.158 3Q06 0.155 4Q06 0.138 1Q07 0.134 2Q07 0.123 3Q07 0.099 4Q07 0.095 1Q08 0.094 2Q08 0.097 3Q08 0.098 4Q08 0.094 Investment Securities Average Balances % of Average Earning Assets ($MM) Investment Securities 4Q05 4290 0.0496 1Q06 4686 0.0523 2Q06 5050 0.0551 3Q06 4945 0.0564 4Q06 4386 0.0613 1Q07 4186 0.0621 2Q07 3882 0.062 3Q07 4626 0.0619 4Q07 4496 0.061 1Q08 4477 0.0588 2Q08 4688 0.0569 3Q08 4687 0.0573 4Q08 4478 0.0594 84

Other 76 US Treas & Agency 587 FRB/FHLB Stock 428 Municipal Bonds 710 Asset Backed 464 Mortgage Backed 2147 Pooled Trust Preferred (1) 142 Alt-A mortgage 322 Prime CMO 524 Agency 1623 AFS Securities Overview - 12/31/08 $4.4 Billion ($MM) Mortgage & Asset Backed Primarily trust preferreds for banks / insurance companies Note: Ratings are averages within the category based on lowest publicly available rating AA BBB- A+ AAA BBB- BBB- 85 AAA A

Investment Securities - Assessment (1) 86 12/31/08 OCI - accumulated other comprehensive income OTTI - other-than-temporary impairment Asset Backed Securities Book Value Market Value OCI Alt-A mortgage backed securities $369 MM $322 MM $(47) MM - Purchased 2006 - 25 securities - senior tranche - 10/1 ARMs or 15 / 30 year fixed; no option ARMs - Cash flow analysis performed monthly to test for OTTI with quarterly third party validation Trust preferred securities 284 142 (142) - Purchased 2003-2005 - 16 pools with 400 separate issues - 80% = 1st / 2nd tier bank trust preferred securities with no REIT trust preferreds - Cash flow analysis performed quarterly to test for OTTI with quarterly third party validation Prime CMOs 675 524 (151) - Purchased 2006 - 32 securities - Cash flow analysis performed quarterly to test for OTTI with quarterly third party validation Total $1,328 MM $988 MM $(340) MM

Mortgage Backed Agency Asset Backed Muni's Treasuries Other 12/31/03 0.448 0.234 0.13 0.088 0.061 0.039 12/31/04 0.337 0.228 0.283 0.098 0.005 0.049 12/30/05 0.3695 0.0732 0.3952 0.1204 0.0043 0.0374 12/31/06 0.429 0.034 0.362 0.136 0.001 0.038 12/31/07 0.521 0.033 0.193 0.154 0 0.099 12/31/08 0.5 0.13 0.11 0.16 0 0.1 Available for Sale Securities Mix 12/31/08 $4.4 B 5.2 Years 12% / 88% (1) 12/31/05 $4.5 B 2.8 Years 33% / 67% (1) 12/31/06 $4.4 B 3.2 Years 14% / 86% (1) 12/31/07 $4.5 B 3.5 Years 7% / 93% (1) 87 (1) Variable-rate / fixed-rate; ARM's > 1 year classified as fixed-rate

AAA AA A BBB Not Rated / BBB- and lower FRB & FHLB Stock 12/03 0.798 0.088 0.057 0.022 0.018 0.017 12/04 0.6 0.09 0.25 0.05 0.01 0.02 12/05 0.581 0.145 0.235 0.038 0 0.02 12/06 0.8233 0.062 0.094 0.021 0 0.035 12/07 0.891 0.047 0.057 0.001 0.004 0.093 12/08 0.689 0.142 0.076 0.016 0.077 0.099 Investment Securities - Credit Quality (1) 88 (1) Percent calculation excludes FRB/FHLB stock required to be held by regulation

Portfolio and Credit Quality Revew 89

90 Credit Risk Management Objective Manage the Probability of Default Footprint Portfolio... markets we know and understand Client Selection... bias for high quality customers and relationship lending vs. third party originations Disciplined Underwriting... borrower ability to repay, collateral value, and stress testing when appropriate 90

91 Huntington's Economic Environment 91 Loans (1) Unemployment (2) Unemployment (2) OFHEO Home Price Index OFHEO Home Price Index ($B) 12/31/08 12/08 12/07 YOY Q3/08 5 Yr Q3/08 Central Ohio $7.5 6.2% 4.8% (1.3)% 8.5% NW Ohio - Toledo 2.7 9.8 6.5 (5.6) (1.0) Greater Cleveland 4.9 7.1 6.0 (5.7) (0.9) Akron/Canton 4.5 7.8 5.9 (3.5) 1.2 Southern Ohio / KY 4.6 6.7 5.0 (0.9) 10.6 West Michigan 3.7 8.8 5.9 (5.9) (1.6) East Michigan 2.3 10.6 8.0 (10.7) (13.0) Pittsburgh / W. PA 2.3 6.0 4.4 2.2 19.8 West Virginia 1.7 4.5 4.4 0.1 28.2 Central Indiana 2.4 6.7 3.9 1.7 11.0 Other 4.8 Ohio 7.6% 5.8% (2.1)% 5.6% Michigan 10.4 7.4 (7.3) (5.3) National 7.1 4.8 (4.0) 28.8 (1) Regions include allocated Dealer Sales and PFCMG (2) Bureau of Labor Statistics

Loan Trends 92

Loan Trends - 4Q08 Prior-year Quarter 93 Linked-quarter

Treasury / Other (2) 0.016 PFCMG 0.063 Auto Finance & Dealer Services 0.145 Other Regional (1) 0.116 W. Virginia 0.032 Central Indiana 0.038 Pittsburgh 0.047 E. Michigan 0.044 W. Michigan 0.065 Mahoning Valley 0.03 S. Ohio/Kentucky 0.077 Greater Akron/Canton 0.064 Greater Cleveland 0.081 Northwest Ohio 0.052 Central Ohio 0.13 Credit Composition - 12/31/08 By Type By Business Segment ($B) Amt Pct Commercial & industrial $ 13.5 33 % Commercial real estate 10.1 25 Total commercial 23.6 58 Auto loans 3.9 10 Auto direct fin. leases 0.6 1 Home equity 7.6 18 Residential real estate 4.8 12 Other consumer 0.7 2 Total consumer 17.5 42 Total loans & leases $ 41.1 100 % Total auto exposure $4.5 11% (1) Includes Home Lending ($2.7 B) and Equipment Leasing ($1.0 B) (2) Includes Franklin Credit Management ($0.6 B) 94

Other 671 Auto loan/lease 4464 Residential mortgages 4761 Home equity 7556 CRE 10098 C&I 13541 SFHB 1589 Other CRE 8509 Credit Portfolio Overview - 12/31/08 $41.1 Billion ($MM) CRE 95

Credit Exposure Composition ($MM) 12/31/08 12/31/08 12/31/07 12/31/07 12/31/06 12/31/06 12/31/05 12/31/05 12/31/04 12/31/04 Amt Pct Amt Pct Amt Pct Amt Pct Amt Pct Commercial & industrial $13.5 33% $13.1 33% $7.8 30% $6.8 28% $5.8 24 % Commercial real estate 10.1 24 9.2 23 4.5 17 4.0 16 4.5 19 Total commercial 23.6 58 22.3 56 12.4 47 10.8 44 10.3 43 Auto loans 3.9 10 3.1 8 2.1 8 2.0 8 1.9 8 Auto direct fin. leases 0.6 1 1.2 3 1.8 7 2.3 9 2.4 10 Home equity 7.6 18 7.3 18 4.9 19 4.8 19 4.6 19 Residential real estate 4.8 12 5.4 14 4.5 17 4.2 17 3.8 16 Other consumer 0.7 2 0.7 2 0.4 2 0.4 1 0.5 2 Total consumer 17.5 42 17.7 44 13.8 53 13.6 55 13.3 55 Total loans & leases 41.1 100 40.1 100 26.2 100 24.5 99 23.6 98 Auto operating leases 0.2 -- - - - - - - 0.2 1 0.6 2 Total credit exposure $41.3 100% $40.1 100% $26.2 100% $24.7 100% $24.1 100 % Total auto exposure (1) $4.7 11% $4.3 11% $3.9 15% $4.5 18% $5.0 21% (1) As % of total loans and leases + auto operating leases + auto loans securitized 96

Loans and Leases by Business Segment 97

Commercial Loans and Leases 98

Franklin Public admin & other 0.01 Agriculture 0.01 Energy 0.02 Trans., commun., utilities 0.04 Wholesale trade 0.04 Contractors & construction 0.06 Retail Trade 0.1 Manufacturing 0.11 Services 0.2 Finance, insurance, RE 0.39 0.03 Total Commercial Loans - 12/31/08 By Industry Sector $23.6 Billion 99 42%

< $5 MM 42387 $5+ MM 851 Total Commercial Loans - 12/31/08 # of Loans by Size (1) Loans by Dollar Size (1) $5 MM - < $10 MM 534 $10 MM - < $25 MM 292 $25 MM - < $50 MM 48 > $50 MM 6 Total 880 $23.6 Billion < $5 MM 0.57 $5 MM - < $10 MM 0.16 $10 MM - <$25 MM 0.19 $25 MM - < $50 MM 0.06 $50 MM + 0.02 57% 16% 19% 6% 2% 880 2% 42,319 98% (1) Excludes Franklin - $0.6 B 100

Commercial Loans Average Balances ($B) C&I CRE Small Business C&I/CRE 1Q04 4.44 3.149 1.974 2Q04 4.555 3.191 2.018 3Q04 4.298 3.427 2.081 4Q04 4.503 3.429 2.136 1Q05 4.71 3.525 2.183 2Q05 4.901 3.583 2.23 3Q05 4.708 3.642 2.251 4Q05 4.95 3.6 2.23 1Q06 6.773 4.357 2.035 2Q06 7.287 4.669 2.351 3Q06 7.478 4.561 2.413 4Q06 7.736 4.576 2.421 1Q07 7.987 4.472 2.449 2Q07 8.167 4.651 2.473 3Q07 13.036 8.98 4.267 4Q07 13.27 9.053 4.207 1Q08 13.343 9.287 4.213 2Q08 13.631 9.601 3Q08 13.629 9.816 4Q08 13.746 10.218 3% 16% Linked-quarter % Change (1) (1) Annualized 101

Total Commercial Loans by Business Segment 102

Franklin Public admin & other 0.01 Agriculture 0.02 Energy 0.03 Contractors & construction 0.04 Trans., commun., utilities 0.06 Wholesale trade 0.07 Retail trade 0.16 Manufacturing 0.18 Finance, insurance, RE 0.14 0.05 Services 0.25 Commercial & Industrial Loans - 12/31/08 By Industry Sector $13.5 Billion 19% 103

Loans Outstanding: $12.9 Billion Net charge-offs 4Q08: 158 bp 2008: 83 bp Diversified by sector and geographically within our Midwest footprint Granular 3 loans >$50 million... 1% of portfolio 51 loans $25-$50 million... 7% of the portfolio Focus on middle market companies with $10-$100 MM in sales Experiencing an increasing trend in NALs and losses 4Q08 3Q08 2Q08 30+ day delinquencies 1.08% 0.90% 0.72% 90+ day delinquencies 0.08% 0.18% 0.07% Nonaccrual loans 2.08% 1.28% 1.17% ACL 2.15% 2.44% 2.37% Higher 2009 NCOs consistent with 2008 ACL build Portfolio Overview - Commercial & Industrial (1) 104 (1) 12/31/08, excluding $0.6 B of Franklin

Current portfolio - $12.9 Billion Risk Mitigation Focus on Ideal Huntington Client within our footprint Granular portfolio with geographic and sector diversification Seeking measured growth - have not sacrificed credit quality and profitability for short-term growth 80% of 2008 portfolio growth was associated with new loans to existing customers Commercial & Industrial Lending (1) NALs / Loans (3) NCOs / Average Loans (2) Amount 2Q07 0.0036 3Q07 0.0044 4Q07 0.0052 1Q08 0.0035 2Q08 0.004 3Q08 0.0095 4Q08 0.0158 (1) 12/31/08, excluding $0.6 B of Franklin (2) Annualized (3) Period end Amount 4Q06 0.006 1Q07 0.0072 2Q07 0.008 3Q07 0.0063 4Q07 0.0067 1Q08 0.0075 2Q08 0.0117 3Q08 0.0128 4Q08 0.0208 105

C&I Loans to Auto Industry (1) Outstandings (2) ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Loans to suppliers $ 203 $ 226 $ 237 $ 264 $ 261 Dealer floorplan 961 745 839 846 795 Dealer nonfloorplan 346 352 339 336 286 Total $1,509 $1,323 $1,414 $1,446 $1,342 NPLs Suppliers 6.71% 2.36% 2.23% 1.58% 1.65 % Dealers -- -- -- 0.16 -- Net charge-offs (3) Suppliers 0.54% 1.37% 4.22% 3.78% 3.87 % Dealers 0.05 0.06 0.06 -- -- (1) Period end (2) Companies with > 25% of their revenue from the auto industry (3) Trailing 12-month; % annualized 106

Commercial Real Estate Loans - 12/31/08 By Region By Loan Type $10.1 Billion Construction Mini-Perm Permanent Lines of Credit 0.16 0.35 0.32 0.18 Permanent 32% Mini-perm 35% Construction 16% Lines of Credit 18% 107 Other 0.0052 W. Virginia 0.03 Mahoning Valley 0.03 W. Michigan 0.05 Indiana 0.05 Akron/Canton 0.08 Pittsburgh 0.08 E. Mich 0.08 N.W. Ohio 0.08 S.Ohio/KY 0.13 Cleveland 0.16 Central Ohio 0.21

Agriculture 0.0011 Other land development 0.01 Recreational 0.01 Hotel 0.03 Health care 0.04 Raw land & other land uses 0.08 Lines to RE companies 0.1 Industrial & warehouse 0.11 Multi family 0.12 Office 0.12 Single family home builder 0.15 Retail properties 0.22 Commercial Real Estate Loans - 12/31/08 By Property Type By Borrower Location $10.1 Billion Ohio Michigan Pennsylvania Indiana W. Virginia Other 0.69 0.14 0.08 0.05 0.03 0.0052 Michigan 14% Ohio 69% Indiana 5% Pennsylvania 8% W. Virginia 3% Other <1% 108 < 1% (1) (1) Primarily represents working capital lines to top tier CRE companies

(1) 12/31/08; $2.1 B Construction + $8.0 B Nonconstruction (2) Annualized (3) Period end Current portfolio - $10.1 Billion (1) Risk Mitigation Granular portfolio with geographic and project diversification throughout our footprint LTV, debt service coverage, and equity requirements underwritten to appropriate standards Construction lending targeted to major metro markets Enforced standard pre-leasing requirements for office and retail property types 75% of 2008 production centered in additional loans to existing borrowers with a focus on traditional income producing property types Commercial Real Estate Lending NALs / Loans (3) NCOs / Average Loans (2) Construction CRE 4Q06 0.0135 0.0002 1Q07 0 0.0005 2Q07 0.0092 0.0123 3Q07 0.0048 0.0014 4Q07 0.0144 0.0078 1Q08 0.0002 0.0023 2Q08 0.0011 0.0077 3Q08 0.0068 0.0039 4Q08 0.0045 0.0177 Total CRE 4Q06 0.0088 1Q07 0.0104 2Q07 0.0183 3Q07 0.0107 4Q07 0.0162 1Q08 0.0192 2Q08 0.027 3Q08 0.0302 4Q08 0.0441 109

Portfolio Overview- Commercial Real Estate 110 (1) 12/31/08 Loans Outstanding: $10.1 Billion (1) Net charge-offs 4Q08: 150 bp 2008: 71 bp Ongoing loan level review initiated in 2Q07 Single Family Homebuilder ($1.6 Billion) Weakest commercial loan segment Diversified geographically within our Midwest footprint CRE - Retail ($2.7 billion) Elevated level of problem credit with increased deterioration in 4Q08 Loans originated with quality developers that have experience and financial capacity to support projects underwritten to appropriate standards regarding LTV, DSC, and equity requirements Total CRE Industrial, multifamily, and office portfolios are not weakening and are performing to expectations Credit quality continues to perform within expectations 4Q08 3Q08 2Q08 30+ day delinquencies 2.44% 2.22% 1.55% 90+ day delinquencies 0.59% 0.59% 0.25% Nonaccrual loans 4.41% 3.02% 2.70% ACL 2.97% 2.56% 2.32% Higher 2009 NCOs consistent with 2008 ACL build

Current portfolio - $1,589 Million (1) Portfolio Characteristics Granular portfolio - only 15 projects over $10 million Geographic diversification Primary customers are middle market builders building 50-100 homes per year, limited production builder exposure Continuous monitoring Increased reserves based on increasing risks in the portfolio 111 (1) Period end Huntington Single Family Home Builder Exposure ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Vertical construction $1,096 $1,103 $1,135 $1,148 $1,080 Land under development 236 267 278 313 325 Land held for development 257 225 230 234 221 Total $1,589 $1,596 $1,645 $1,695 $1,626

Current portfolio - $1,589 Million (1) Portfolio Performance 112 Huntington Single Family Home Builder Exposure ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 30+ days past due (2) - $ $228 $229 $159 $143 $105 - % 14.4% 14.4% 9.7% 8.4% 6.4% Classified - $ $369 $287 $245 $210 $167 - % 23.2% 18.0% 14.9% 12.4% 10.3% NALs (included in Classified) - $ $200 $144 $118 $78 $65 - % 12.6% 9.0% 7.2% 4.6% 4.0% ACL - $ $79 $68 $61 $55 $49 - % 5.0% 4.2% 3.7% 3.3% 3.0% Net charge-offs - $ $22.1 $8.7 $3.2 $1.3 $12.9 (annualized) - % 5.57% 2.18% 0.78% 0.31% 3.17% Period end Includes NALs

113 Period end Included in C&I CRE - Retail Exposure ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Retail centers $2,241 $2,173 $2,064 $2,007 $1,797 Owner occupied (2) 462 480 451 474 431 Total $2,703 $2,653 $2,515 $2,481 $2,228 Current portfolio - $2,703 Million (1) Portfolio Characteristics Pre-leasing requirements with construction loans generate adequate NOI to cover interest expense at full funded project loan Intensive monitoring with loan rebalancing if new appraisals indicate LTV exceeds policy requirements

Current portfolio - $2,703 Million (1) Portfolio Performance 114 CRE - Retail Exposure ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 30+ days past due (2) - $ $137 $95 $78 $43 $38 - % 5.1% 3.6% 3.1% 1.7% 1.7% Classified - $ $165 $131 $98 $87 $38 - % 6.1% 4.9% 3.9% 3.5% 1.7% NALs (included in Classified) - $ $95 $56 $55 $16 $13 - % 3.5% 2.1% 2.2% 0.6% 0.6% ACL - $ $59 $53 $46 $44 $33 - % 2.2% 2.0% 1.8% 1.8% 1.5% Net charge-offs - $ $7.8 $6.5 $0.5 $1.1 $2.6 (annualized) - % 1.16% 0.97% 0.08% 0.18% 0.46% Period end Includes NALs

Consumer Loans and Leases 115

Auto loans 0.22 Auto direct. fin. leases 0.03 Home equity 0.43 Residential real estate 0.27 Other consumer 0.04 Consumer Loans and Leases - 12/31/08 By Type ($MM) Amt Pct Auto loans $3.9 22 % Auto direct fin. leases 0.6 3 Home equity * 7.5 43 Residential real estate 4.8 27 Other consumer 0.7 4 Total consumer $17.5 100% * Home equity lines $ 4.4 Home equity loans 3.1 116

Total Consumer Loans by Business Segment (Includes Residential Mtg, Home Equity, Auto Loans/Leases & Other) 117

Current portfolio - $4.5 Billion (1) Huntington differentiates itself by: Consistency of strategy and commitment to service Commitment to service quality for the full dealer relationship Fully automated origination and booking system Robust data modeling capabilities Comfortable with current risk profile: Lease portfolio is declining due to the strategic exit of the business in 4Q08. The declining portfolio balance creates a higher loss rate with more volatility. 2008 loan production was strong on both volume and quality Indirect Auto Lending 118 (1) Period end; includes auto loans and leases

Auto Direct Finance Leases Auto Operating Leases 3Q02 0.461 2.597 4Q02 0.759 2.328 1Q03 1.006 2.076 2Q03 1.306 1.802 3Q03 1.59 1.565 4Q03 1.802 1.355 1Q04 1.99 1.17 2Q04 2.139 0.97 3Q04 2.25 0.79 4Q04 2.388 0.64 1Q05 2.461 0.51 2Q05 2.468 0.39 3Q05 2.424 0.29 4Q05 2.34 0.22 1Q06 2.221 0.16 2Q06 2.1 0.11 3Q06 1.976 0.07 4Q06 1.838 0.04 1Q07 1.698 0.023 2Q07 1.551 0.009 3Q07 1.423 0.004 4Q07 1.272 0.033 1Q08 1.09 0.099 2Q08 0.915 0.168 3Q08 0.768 0.213 4Q08 0.636 0.24 Auto loans Auto loans Securitized loans 2Q02 3Q02 2.764 1.15 4Q02 2.94 1.12 1Q03 3.079 1.09 2Q03 2.83 1.08 3Q03 3.594 0.05 4Q03 3.529 0.04 1Q04 3.041 0.03 2Q04 2.337 3Q04 1.857 4Q04 1.913 1Q05 2.008 2Q05 2.069 3Q05 2.078 4Q05 2.02 1Q06 1.99 2Q06 2.04 3Q06 2.079 4Q06 2.111 1Q07 2.215 2Q07 2.322 3Q07 2.499 0.432 4Q07 3.052 1Q08 3.309 2Q08 3.636 3Q08 3.856 4Q08 3.899 Auto Loans & Leases Auto Loans Auto Leases (Avg. $B) 119 40 Quarterly Growth Rate (1) - Annualized % 24 4 17 34 (Avg. $B) (38) Quarterly Growth Rate (1) - Annualized % (43) (34) (34) (34) (1) Annualized (2) Operating leases originated since 10/1/07, included in Other Assets $1.30 $1.19 $0.98 Operating leases Direct finance leases $1.09 $0.88

Loans / Leases Outstanding: $4.5 Billion (1) Net charge-offs 4Q08: 153 bp FY08: 112 bp Consistency of strategy and commitment to dealers Focus on high service quality and high quality full dealer relationships Since 2001 focused on super-prime customers... >740 FICOs and >750 FICOs in 1H08 Credit quality continues to perform within expectations 4Q08 3Q08 2Q08 30+ day delinquencies 2.09% 1.74% 1.48% 90+ day delinquencies 0.33% 0.26% 0.24% Portfolio Overview - Indirect Automobile Loans / Leases 120 (1) 12/31/08

Indirect Auto Loan Portfolio Performance 4Q08 3Q08 2Q08 1Q08 4Q07 3Q07 2Q07 1Q07 Portfolio Performance Portfolio Performance 30+ days past due % 2.09% 1.68% 1.43% 1.45% 1.94% 1.55% 1.27% 1.09% YTD NCO % 1.12% 0.98% 0.95% 0.97% 0.65% 0.53% 0.40% 0.52% Origination Quality Origination Quality Avg FICO 751 751 752 752 745 743 744 740 Avg. LTV 93% 96% 96% 93% 95% 98% 98% 97% Expected cumulative loss 1.01% 1.19% 1.24% 1.26% 1.58% 1.66% 1.66% 1.72% Orig. ($MM) $360 $501 $673 $679 $487 $474 $503 $447 Vintage Performance Vintage Performance 6 month losses 0.18% 0.12% 0.22% 0.23% 0.20% 0.13% 9 month losses 0.38% 0.64% 0.65% 0.47% 0.35% 12 month losses 1.00% 0.97% 0.76% 0.67% 121

Indirect Auto Loan & Lease Production ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 3Q07 2Q07 1Q07 4Q06 3Q06 2Q06 1Q06 Loans Loans Production $ 360 $ 501 $ 673 $ 679 $ 487 $ 474 $ 502 $ 447 $ 379 $ 458 $ 467 $ 416 % new vehicles 41% 41% 44% 44% 44% 47% 49% 47% 48% 50% 49% 47% Avg. LTV (1) 93% 96% 96% 93% 95% 98% 98% 97% 96% 96% 96% 94% Avg. FICO (1) Avg. FICO (1) 751 751 752 752 745 743 744 740 741 743 741 741 Leases (2) Leases (2) Production $ 24 $ 44 $ 74 $ 68 $ 77 $ 82 $ 90 $ 68 $ 70 $ 92 $ 109 $ 74 % new vehicles 98% 98% 97% 98% 97% 95% 96% 97% 97% 96% 97% 97% Avg. residual 43% 43% 43% 44% 44% 46% 45% 42% 42% 41% 41% 42% Avg. LTV (1) 88% 96% 102% 102% 102% 95% 96% 101% 102% 101% 101% 103% Avg. FICO (1) 769 770 765 764 761 759 755 747 746 748 747 745 122 (1) At origination (2) Originated as operating leases since 10/1/07; previously originated as direct financing leases

123 Indirect Auto Lending - Credit Risk Management Strategies Performance Drivers Borrower quality - as measured at origination by: FICO score - Super Prime with consistent increasing trend FICO score distribution - consistent decline in <670 levels Custom Score - utilized to further segment FICO eligible applications Loan to value - Significantly reduced LTV across all origination segments Geography - Eliminated some under performing national markets Decision type - Significantly reduced the level of underwriter overrule decisions Used car values - Signs of stabilization in the Manheim Market Index over past two months after significant decline form 2007 levels Risk Recognition 80% of losses recognized in first 24 months on books Shape of loss curves has remained consistent Loss trends are highly predictive

Indirect Auto Loans - 7-9 Month Loss Rate Dramatic improvement in the early stage loss performance for the late 2007 and early 2008 vintages Losses peak in the 18-24 month range, and as 2008-2009 vintages make up a greater portion of the portfolio and reach their peak loss months, portfolio losses should decline We believe the 4Q08 through the 2Q09 will be the peak losses for the auto portfolio 124 1/05 2/05 3/05 4/05 5/05 6/05 7/05 8/05 9/05 10/05 11/05 12/05 1/06 2/06 3/06 4/06 5/06 6/06 7/06 8/06 9/06 10/06 11/06 12/06 1/07 2/07 3/07 4/07 5/07 6/07 7/07 8/07 9/07 10/07 11/07 12/07 1/08 2/08 3/08 4/08 5/08 6/08 0.0015 0.0024 0.0019 0.0021 0.0025 0.0016 0.0013 0.0012 0.001 0.0017 0.0018 0.0018 0.0015 0.0014 0.0014 0.0017 0.0016 0.0021 0.0016 0.0019 0.0022 0.002 0.0023 0.0021 0.0026 0.0024 0.0019 0.0028 0.0037 0.0033 0.0038 0.0044 0.0052 0.0049 0.0043 0.0039 0.0023 0.0025 0.0027 0.0028 0.0019 0.003

1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1/09 740 205.16 236.18 218.38 235.28 374.09 369.13 276.74 194.34 112.53 700-739 133.42 152.57 147.67 144.73 195.9 199.97 147.48 109.93 47.98 670-699 82.72 91.24 84.27 81.09 85 83.98 61.11 43.33 19.18 <670 26.07 22.84 23.51 25.95 23.97 19.64 15.37 12.56 4.85 Indirect Auto Loans - Bookings by FICO Score Range Beginning in 4Q07 there was a concerted effort to decrease the number of borrowers with an origination score below 670 The under 700 originations are significantly lower in the more recent origination periods 125 ($MM)

Indirect Auto Loans - Portfolio Composition by Rescored FICO Accounts with updated FICO scores <600 have remained constant over time, and showed a slight decline with the November 2008 re-score results The bulk of the portfolio losses in a 12-month period come from the <600 re-score segment 126 5/07 8/07 11/07 2/08 5/08 8/08 11/08 <600 0.089535205 0.095692143 0.097267529 0.110622042 0.096985766 0.098907283 0.104065318 600-659 0.123959162 0.129409866 0.125725874 0.131289385 0.120573137 0.125045223 0.124039763 660-719 0.261982684 0.267443305 0.268716876 0.268362304 0.266534149 0.284723023 0.284955013 720+ 0.462495719 0.457296597 0.4501254 0.439718799 0.447750907 0.483851812 0.479051227 Missing 0.06202723 0.050158088 0.058164321 0.050007471 0.068156041 0.007472658 0.007888678

127 Home Equity Loans/Lines Residential Mortgages Other 1Q04 3.833 2.674 0.402 2Q04 4.145 2.986 0.397 3Q04 4.408 3.484 0.39 4Q04 4.585 3.695 0.383 1Q05 4.676 3.919 0.374 2Q05 4.75 4.08 0.377 3Q05 4.801 4.157 0.387 4Q05 4.781 4.17 0.393 1Q06 4.833 4.31 0.447 2Q06 5.029 4.63 0.448 3Q06 5.041 4.748 0.43 4Q06 4.973 4.635 0.43 1Q07 4.913 4.496 0.422 2Q07 4.973 4.351 0.424 3Q07 7.468 5.456 0.534 4Q07 7.297 5.437 0.728 1Q08 7.274 5.351 0.713 2Q08 7.365 5.178 0.699 3Q08 7.453 4.812 0.67 4Q08 7.523 4.737 0.678 Residential and Other Secured Consumer Loans Average Balances ($B) 3% (13)% (7)% Year-over-Year % Change 4% (6)% 5% Linked-quarter % Change (1) (1) Annualized 127

Origination Strategies Focused on the Huntington core markets Utilize the Huntington office network as the primary source Traditional product mix - very limited nontraditional mortgage exposure Never originated sub-prime loans... payment option ARM structures... or negative amortization loans Policies and procedures designed to generate high quality borrowers Huntington maintains servicing on owned portfolios Benefits Clear understanding of market dynamics and economic impacts Direct contact with most of our borrowers Significant percentage of borrowers have another Huntington banking relationship Provided our customers with appropriate products for their circumstances The Interest-Only product is performing well Huntington has always been a cash flow lender, utilizing an interest rate stress on ARM loans and utilizing the D/I ratio as a material portion of the underwriting process Our servicing capabilities allow for appropriate risk mitigation activities across our real estate secured portfolios Residential Collateral Lending at Huntington 128

Residential Real Estate Loans

Home Equity Loans / Lines


(Avg. $MM)
Quarterly Growth Rate – Annualized %
(1) 5 5 4
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$7,297
$7,274
$7,365
$7,453
$7,523
4Q07
1Q08
2Q08
3Q08
4Q08

Residential Mortgages


(Avg. $MM)
Quarterly Growth Rate – Annualized %
(6) (13) (28) (6)
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$5,437
$5,351
$5,178
$4,812
$4,737
4Q07
1Q08
2Q08
3Q08
4Q08

Huntington

129

Residential Real Estate Trends (Average $MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Home equity loans / lines $7,523 $7,453 $7,365 $7,274 $7,297 Residential mortgage 4,737 4,812 5,178 5,351 5,437 Interest only 697 699 702 799 818 Alt-A 450 468 484 532 531 Total $12,260 $12,265 $12,543 $12,625 $12,734 Outstandings 130

Loans / Lines Outsanding: $7.6 Billion (1) Net charge-offs 4Q08: 102 bp 2008: 91 bp Focused on geographies within our Midwest footprint Focused on high quality borrowers... >730 FICOs Began exit of broker channel in 2005... <10% of outstandings today Conservative underwriting More than just an LTV & FICO lender Focused on D/I analysis and stress tested for interest rate increase in variable-rate HELOC segment Credit quality continues to perform within expectations 4Q08 3Q08 2Q08 30+ day delinquencies 1.61% 1.18% 1.18% 90+ day delinquencies 0.38% 0.31% 0.36% Portfolio Overview - Home Equity Loans / Lines 131 (1) 12/31/08

Current portfolio - $7.6 Billion (1) Ohio Michigan Indiana Pennsylvania W. Virginia Other 0.58 0.17 0.08 0.05 0.05 0.07 Home Equity Loans / Lines - Geographic Trends Outstandings Performance 132 2008 NCOs 2008 NCOs % of NCOs NCO % (2) Ohio 42% 0.69% Michigan 26 1.25 Indiana 12 1.15 Pennsylvania 2 0.36 W. Virginia 2 0.32 Other 15 1.30 100% 0.91% Ohio 58% Michigan 17% Indiana 8% Penn. 5% Other 7% (1) 12/31/08 (2) Annualized W. Virginia 5%

Loans 4Q06 0.0031 1Q07 0.0033 2Q07 0.0034 3Q07 0.0032 4Q07 0.0033 1Q08 0.0036 2Q08 0.0039 3Q08 0.0037 4Q08 0.0033 Loans 4Q06 0.0047 1Q07 0.0049 2Q07 0.0043 3Q07 0.0058 4Q07 0.0067 1Q08 0.0084 2Q08 0.0094 3Q08 0.0085 4Q08 0.0102 Home Equity Lending NALs / Loans (5) NCOs / Average Loans (5) (1) 12/31/08 (2) Primarily fixed-rate (3) At origination (4) Primarily variable-rate (5) Period end loans / lines ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 3Q07 2Q07 1Q07 4Q06 3Q06 2Q06 1Q06 Loans (2) Production $41 $97 $159 $ 204 $ 144 $ 248 $ 357 $295 $190 $ 250 $ 293 $ 221 Avg. FICO (3) 736 740 744 739 737 743 743 742 735 738 737 729 Avg. LTV (3) 64% 65% 65% 67% 69% 69% 67% 66% 68% 65% 64% 59% Lines (4) Production $410 $442 $647 $ 440 $ 433 $ 358 $ 364 $ 378 $ 267 $ 336 $ 443 $ 325 Avg. FICO (3) 758 756 755 751 748 748 748 746 742 739 741 736 Avg. LTV (3) 73% 73% 74% 76% 75% 77% 76% 75% 76% 75% 75% 75% Production 133 Current portfolio - $7.6 Billion (1)

134 Home Equity Loans and Lines - Credit Risk Management Strategies Performance Drivers Borrower quality - as measured at origination by FICO score - consistent increasing trend FICO score distribution - consistent decline in low score levels Custom Score - utilized to further segment FICO eligible applications Utilization % - Consistent at origination, very limited simultaneous seconds Broker Channel - Eliminated beginning in 2006 based on risk profile Customer relationship orientation - not one-off transactions CLTV - Continue to reduce the level of 90%+ financing Lien Position - 40% of the portfolio is secured by a 1st mortgage Geography - Footprint lender with limited Investor property exposure Risk Recognition Write-down to 80% of appraised value at 120 days past due Non-accrual balances represent the recovery estimate in future periods

2002 2003 2004 2005 2006 2007 2008 HBAN 1057 512 558 526 490 482 678 Home Equity Line Portfolio - By Origination Year 135 ($MM) (1) 12/31/08 Current portfolio - $4.4 Billion (1) Cumm %: 25% 36% 49% 62% 73% 84% 100%

136 Home Equity Line Portfolio - Vintage Performance 136 2004 and 2005 origination vintages are poorest performers No concentration in bookings across the highest risk origination periods

MONTH 720+ 660-719 600-659 <600 1/07 0.5674 0.2576 0.0954 0.0797 2/07 0.5637 0.2548 0.0944 0.0871 3/07 0.5627 0.255 0.0944 0.0879 4/07 0.5632 0.2546 0.0944 0.0878 5/07 0.5699 0.2465 0.095 0.0887 6/07 0.5708 0.2459 0.0953 0.088 7/07 0.5721 0.2452 0.0952 0.0875 8/07 0.5705 0.2425 0.0944 0.0926 11/07 0.5546 0.2569 0.0934 0.095 12/07 0.5553 0.2564 0.0936 0.0946 1/08 0.5557 0.2562 0.094 0.094 2/08 0.556 0.2567 0.0942 0.0931 3/08 0.555 0.2573 0.0946 0.0931 4/08 0.5566 0.2574 0.0942 0.0919 5/08 0.5684 0.2478 0.0908 0.093 6/08 0.5702 0.2478 0.0902 0.0918 7/08 0.5718 0.2478 0.0896 0.0908 8/08 0.5869 0.2404 0.0855 0.0872 9/08 0.589 0.2401 0.0849 0.086 10/08 0.5909 0.2398 0.0844 0.0849 11/08 0.5941 0.2355 0.0857 0.0847 12/08 0.5965 0.2348 0.0854 0.0833 1/09 0.5988 0.2344 0.0848 0.0821 137 Home Equity Loans and Lines - Updated FICO Distribution 137 Lowest score segments have declined as a percent of the portfolio in 2008 This trend is significantly better than the industry level information avaialable

138 Home Equity Loans and Lines - Performance by Updated FICO 138 (1) Period end The rank ordering of risk by updated FICO is clear in the performance metrics Lower concentrations in the <600 segment will result in lower loss rates in the future.

Home Equity Loans and Lines - Channel Trends Retail Broker 3/05 3781 1033 4/05 3754 1119 5/05 3770 1116 6/05 3803 1114 7/05 3814 1108 8/05 3820 1099 9/05 3825 1092 10/05 3821 1082 11/05 3816 1067 12/05 3824 1046 1/06 3828 1033 2/06 3831 1016 3/06 3828 994 4/06 4241 981 5/06 4245 962 6/06 4255 949 7/06 4264 934 8/06 4257 918 9/06 4235 920 10/06 4215 900 11/06 4195 882 12/06 4177 867 1/07 4166 854 2/07 4183 832 3/07 4215 807 4/07 4254 802 5/07 4268 783 6/07 4298 767 7/07 6723 756 8/07 6739 741 9/07 6726 734 10/07 6714 722 11/07 6698 713 12/07 6684 705 1/08 6677 700 2/08 6678 694 3/08 6693 678 6/08 6749 661 9/08 6849 648 12/08 6926 630 ($MM) Retail Broker Outstandings 139

140 Home Equity Loans and Lines - Vintage Performance 140 (1) Period end <80% 80-89 90-99 100 1/07 0.3884 0.4542 0.1077 0.0497 2/07 0.3872 0.4547 0.1089 0.0492 3/07 0.3871 0.4547 0.1094 0.0488 4/07 0.3898 0.4522 0.1094 0.0486 5/07 0.3899 0.4508 0.1109 0.0483 6/07 0.3902 0.4516 0.1102 0.048 7/07 0.3904 0.4518 0.1101 0.0477 8/07 0.3915 0.4493 0.1118 0.0474 9/07 0.3916 0.4498 0.1112 0.0475 10/07 0.3904 0.4505 0.1117 0.0473 11/07 0.3919 0.4485 0.1128 0.0468 12/07 0.3931 0.4483 0.1123 0.0464 1/08 0.3926 0.4485 0.1129 0.046 2/08 0.3923 0.4484 0.1133 0.046 3/08 0.3918 0.4482 0.1138 0.0462 4/08 0.3927 0.4485 0.1127 0.046 5/08 0.4065 0.4338 0.115 0.0447 6/08 0.4084 0.4332 0.1141 0.0443 7/08 0.4084 0.4336 0.1141 0.0439 8/08 0.4254 0.4232 0.111 0.0404 9/08 0.4275 0.4221 0.1105 0.04 10/08 0.4284 0.4221 0.1099 0.0397 11/08 0.438 0.4163 0.1076 0.0382 12/08 0.4385 0.4167 0.107 0.0377 1/09 0.4404 0.416 0.1063 0.0374 Original CLTV Distribution Trends - Updated FICO

141 Home Equity Loans and Lines - CLTV Loss Rates 141 (1) Period end

Home Equity Loans and Lines Performance - Other Impacts The performance of the portfolio is further impacted by the lien position and the relationship orientation of the borrowers 40% of the HELOC portfolio is comprised of 1st Liens Clear implication for both PD and LGD in loss models Origination strategy has completely focused on establishing relationships with customers... we have relatively few single service borrowers Elimination of the broker channel 71% of the HELOC borrowers have at least three services with Huntington Performance for relationship borrowers is two times better than single-service borrowers 142

Loans Outstanding: $4.8 Billion (1) Net charge-offs 4Q08: 62 bp 2008: 42 bp Focused on geographies within our Midwest footprint Traditional product mix... very limited nontraditional exposure as we never originated sub-prime, payment option ARMs, or negative amortization loans $699 million of Interest Only loans... targeted within executive relocation activities $468 million of Alt-A mortgages... exited in 2007 with >710 FICOs and 72% LTVs at origination...experiencing higher net charge-offs as portfolio runs off... $6.0 million / 1.91% through December Credit quality continues to perform within expectations 4Q08 3Q08 2Q08 30+ day delinquencies 6.41% 6.41% 5.62% 90+ day delinquencies 1.82% 1.45% 1.29% Foreclosures <1% Portfolio Overview - Residential Mortgages 143 (1) 12/31/08 (2) Outlook

Residential Mortgage Lending ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Production Originations (2) $315 $144 $311 $234 $210 Alt-A % of originations (3) -- -- -- -- 12% Avg. FICO (4) 741 734 736 732 722 Avg. LTV (4) 76% 74% 76% 72% 75% (1) 12/31/08 (2) Originations retained (3) Average FICO scores 695-700 (4) At origination (5) Annualized (6) Period end 144 Current portfolio - $4.8 Billion (1) Loans 4Q06 0.0019 1Q07 0.0017 2Q07 0.0016 3Q07 0.0032 4Q07 0.0025 0.0096 1Q08 0.0022 2Q08 0.0033 3Q08 0.0056 4Q08 0.0062 NCOs / Average Loans (5) Loans 4Q06 0.0072 1Q07 0.0081 2Q07 0.0091 3Q07 0.0087 4Q07 0.0109 1Q08 0.0124 2Q08 0.0169 3Q08 0.0175 4Q08 0.0208 NALs / Loans (6)

145 Residential Mortgage - Credit Risk Management Strategies Performance Drivers Borrower quality - as measured at origination by Secondary Market underwriting FICO score - consistent increasing trend FICO score distribution - consistent decline in low score levels Product Structure Limited Alt-A portfolio Well-performing Interest Only segment CLTV - Continued to manage Decision type - Significantly reduced the level of underwriter overrule decisions Geography - Primarily a footprint lender Risk Recognition Updated appraisals at regular intervals Loss Mitigation focus

Residential Adjustable Rate Mortgages Current portfolio - $3.0 Billion (1) ARMs 2009 resets $889 MM 2010 resets $486 MM FICO distribution > 670 70% Risk Mitigation Proactive customer contact at least 6 months prior to rate reset. Given the high quality borrower, this is a customer retention as well as risk mitigation exercise. Have had success in converting ARMs to fixed-rate products in our owned portfolio. Borrowers experiencing payment issues due to rate increases are re- underwritten or restructured based on willingness and ability to pay. 146 (1) 12/31/08

Residential Alt-A Mortgages Current portfolio - $446 Million (1) 2007 Production $ 33 MM 2008 Production none 2007 Net charge-offs - $ $5.1 MM - % 0.91% 2008 Net charge-offs - $ $9.4 MM - % 2.11% 147 (1) 12/31/08

Current portfolio - $0.7 Billion (1) 80% collateralized Autos, untitled vehicles, small boats, mobile homes and other miscellaneous Primarily for existing customers Performed within expectations over the past year though varies by collateral type Other Consumer 148 (1) 12/31/08

Credit Quality 149

Credit Quality Trends Overview 4Q08 (1) 4Q08 (1) 4Q08 (1) 4Q08 (1) 4Q07 (1) 4Q07 (1) 4Q07 (1) 4Q07 (1) Rptd Non-FCMC 3Q08 2Q08 1Q08 Rptd Non-FCMC NAL ratio (2) 3.66% 2.11% 1.42% 1.30% 0.92% 0.80% 0.82 % NPA ratio (3) 3.97 2.43 1.64 1.52 1.26 1.18 1.21 NPA & ARL ratio (4) 4.71 3.19 2.78 2.63 4.22 4.13 1.21 Net charge-off ratio 5.41 1.36 0.82 0.64 0.48 3.77 0.72 90+ days past due 0.50 0.50 0.46 0.33 0.37 0.35 0.35 Consumer 0.77 0.77 0.61 0.59 0.62 0.59 0.59 Commercial & industrial 0.08 0.08 0.18 0.07 0.11 0.08 0.08 Commercial real estate 0.59 0.59 0.59 0.25 0.29 0.27 0.27 ALLL ratio 2.19 1.90 1.75 1.66 1.53 1.44 1.19 ALLL / NAL coverage ratio 60 90 123 127 166 181 145 ALLL / NPA coverage ratio 55 78 107 109 121 122 98 ACL ratio 2.30 2.01 1.90 1.80 1.67 1.61 1.36 ACL / NAL coverage ratio 63 96 134 138 182 202 166 ACL / NPA coverage ratio 58 83 116 119 132 136 112 (1) See non-Franklin credit metrics reconcilation (2) NALs divided by total loans and leases (3) NPAs divided by the sum of loans and leases, impaired loans held for sale, net other real estate and other NPAs (4) NPAs + ARLs divided by by the sum of loans and leases, impaired loans held for sale, net other real estate and other NPAs 150

Net Charge-offs ($MM) 2008 4Q08 3Q08 2Q08 1Q08 4Q07 Franklin $423.3 $423.3 $ -- $ -- $ -- $308.5 Other C&I 102.9 50.2 29.6 12.4 10.7 15.4 Total C&I 526.2 473.4 29.6 12.4 10.7 323.9 Commercial real estate 68.7 38.4 11.0 15.1 4.3 20.7 Total commercial 594.9 511.8 40.6 27.5 15.0 344.6 Auto loans 41.2 14.9 9.8 8.5 8.0 7.3 Auto leases 13.3 3.7 3.5 2.9 3.2 3.0 Home equity 67.6 19.2 15.8 17.3 15.2 12.2 Residential RE 21.2 7.3 6.7 4.3 2.9 3.3 Other direct 19.8 3.8 7.2 4.7 4.1 7.3 Total consumer 163.2 48.8 43.1 37.8 33.4 33.3 Total $758.1 $560.6 $83.8 $65.2 $48.4 $377.9 Non-Franklin $334.8 $137.3 $83.8 $65.2 $48.4 $69.4 151

Net Charge-off Ratios (1) 2008 4Q08 3Q08 2Q08 1Q08 4Q07 Franklin nmv % nmv % -- % -- % -- % nmv % Other C&I 0.83 1.58 0.95 0.40 0.35 0.52 Total C&I 3.87 13.78 0.87 0.36 0.32 9.76 Commercial real estate 0.71 1.50 0.45 0.63 0.18 0.92 Total commercial 2.55 8.54 0.69 0.47 0.27 6.18 Auto loans 1.12 1.53 1.02 0.94 0.97 0.96 Auto leases 1.57 2.31 1.84 1.28 1.18 0.96 Home equity 0.91 1.02 0.85 0.94 0.84 0.67 Residential RE 0.42 0.62 0.56 0.33 0.22 0.25 Other direct 2.86 2.22 4.32 2.69 2.29 4.02 Total consumer 0.92 1.12 0.98 0.85 0.75 0.75 Total 1.85% 5.41% 0.82% 0.64% 0.48% 3.77 % Non-Franklin 0.84% 1.36% 0.84% 0.65% 0.49% 0.72% (1) Annualized 152

Portfolio Performance Comments 153 2008 Targeted (1) 2008 Actual Commercial & industrial (2) 50 - 60 bp 83 bp Continued migration to problem loan status indicates 2009 levels higher than 2H08 General economic stress in our core markets - particularly to housing related borrowers Continued growth in our footprint Commercial real estate 60 - 70 bp 71 bp Increased level of problem loans in the single family builder sector across our footprint Additional deterioration in the Retail segment Developers are facing intense pressure on the leasing front across our footprint Auto loans and leases 110 - 115 bp 121 bp Both loan & lease losses continue to be negatively affected by the downward trend in used car prices (1) Per 10/16/08 conference call (2) Non-Franklin

2008 Targeted (1) 2008 Actual Home equity loans/lines 85 - 95 bp 91 bp Early exit of broker originations begun in 2005: 2005 = 25%, 2006 = 15%, 2007 = <3%, 2008 = 0 No exposure to CA, AZ, NV, with only minimal exposure to FL Underwritten based on cash flow and FICO scores - allows us to manage the Probability of Default. Loss Given Default assumption is 95%. Declining trend in overall and seriously delinquent balances indicate consistent performance in 2009, supported by enhanced loss mitigation strategies Our 2006 and 2007 vintages are performing substantially better than 2004 and 2005 Residential loans 35 - 45 bp 42 bp No sub-prime mortgages Minimal Alt-A exposure - 10% of residential mortgages run-off portfolio Modest interest only exposure - 15% of residential mortgages, higher income and FICO borrowers Low ARM reset risk - high quality borrower can refinance / absorb reset Total portfolio (2) 70 - 75 bp 84 bp Amount ($MM) $285 - $305 $335 (1) Per 10/16/08 conference call (2) Non-Franklin Portfolio Performance Comments 154

Key Loan Portfolio Credit Quality Metrics 155

Nonaccrual Loans (NALs), Nonperforming Assets (NPA) & Accruing Restructured Loans (ARLs) ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Commercial & industrial $282.4 $174.2 $161.3 $101.8 $87.7 Franklin 650.2 -- -- -- -- Commercial real estate 445.7 298.8 261.7 183.0 148.5 Residential mortgage 99.0 85.2 82.9 66.5 59.6 Home equity 24.8 27.7 29.1 26.1 24.1 Total NAL 1,502.1 585.9 535.0 377.4 319.8 NAL ratio 3.66% 1.42% 1.30% 0.92% 0.80% OREO 122.5 73.5 72.4 73.9 75.3 Impaired loans held for sale 12.0 13.5 14.8 66.4 73.5 Other NPAs -- 2.4 2.6 2.8 4.4 Total NPA 1,636.6 675.3 624.7 520.4 472.9 NPA ratio 3.97% 1.64% 1.52% 1.26% 1.18% Franklin -- 364.9 368.4 1,157.4 1,187.4 Other 306.4 106.5 87.2 59.8 -- Total ARLs 306.4 471.5 455.5 1,217.1 1,187.4 Total NPAs & ARLs $1,943.1 $1,146.8 $1,080.3 $1,737.6 $1,660.3 NPA & ARL ratio 4.71% 2.78% 2.63% 4.22% 4.13% 156

NPA & ARL Ratio 4Q07 0.0413 1Q08 0.0422 2Q08 0.0263 3Q08 0.0278 4Q08 0.0471 Non-Franklin-related Franklin-related 4Q07 472.902 1187.368 1Q08 580.229 1157.361 2Q08 711.887 368.379 3Q08 781.839 364.939 4Q08 1292.838 650.225 Nonperforming Assets (NPA) & Accruing Restructured Loans (ARLs) 157 $1,080.3 $1,146.8 $1,943.1 $1,737.6 $1,660.3 FCMC-ARL FCMC-ARL FCMC-ARL FCMC-ARL FCMC-NAL +22.7% +22.7% +9.8% +65.4%

($MM) 12/31/08 9/30/08 $ # $ # Commercial Franklin $650.2 1 -- -- >$5 $ 242.3 24 $115.5 12 $2-<$5 155.6 50 110.6 35 <$2 330.2 246.9 Total NAL $1,378.3 $473.1 Residential RE and Home Equity NAL 123.8 112.9 Total NALs $1,502.1 $585.9 Nonaccrual Loans (NAL) by Sector $1,502.1 MM @ 12/31/08 Other 0.004 Agriculture 0.001 Transportation 0.01 Wholesale trade 0.014 Consumer 0.016 Retail trade 0.033 Manufacturing 0.047 Construction 0.052 Residential RE 0.065 Services 0.07 F.I.R.E. 0.25 FCMC 0.43 158

Nonperforming Asset Flow Analysis ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Period End NPA beginning of period $675.3 $624.7 $520.4 $ 472.9 $435.0 New - Other 509.3 175.3 256.3 141.1 211.1 New - Franklin 650.2 -- -- -- -- Return to accruing status (13.8) (9.1) (5.8) (13.5) (5.3) Loan and lease losses (100.3) (52.8) (40.8) (27.9) (62.5) Payments (66.5) (43.3) (46.1) (38.7) (30.8) Sales (17.6) (19.5) (59.3) (13.5) (74.7) NPA end-of-period $1,636.6 $675.3 $624.7 $520.4 $472.9 159

30+ Days Delinquencies (1) Consumer Loans Commercial Loans Total (C&I + Com'l RE + Consumer) Middle-market C&I Middle-market CRE Small business C&I & CRE 2Q07 0.0075 3Q07 0.0156 4Q07 0.0115 1Q08 0.016 2Q08 0.0106 3Q08 0.0145 4Q08 0.0166 2Q07 0.0206 3Q07 0.0244 4Q07 0.027 1Q08 0.0258 2Q08 0.0252 3Q08 0.028 4Q08 0.0307 (1) Period end; delinquent but accruing as a % of related outstandings at EOP 160

90+ Days Delinquencies (1) Consumer Loans Commercial Loans Total (C&I + Com'l RE + Consumer) Middle-market C&I Middle-market CRE Small business C&I & CRE 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 0.0009 0.001 0.0007 0.0009 3Q05 0.0005 0.001 0 0.0003 4Q05 0.0003 0.0007 0 0.0002 1Q06 0.0001 0.0002 0 0 2Q06 0.0004 0 0.0012 0.0003 3Q06 0.0003 4Q06 0.0003 1Q07 0.0008 2Q07 0.001 3Q07 0.0016 4Q07 0.0016 1Q08 0.0018 2Q08 0.0014 3Q08 0.0035 4Q08 0.003 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 0.0032 3Q05 0.0033 4Q05 0.0038 1Q06 0.0036 2Q06 0.003 3Q06 0.0041 4Q06 0.004 1Q07 0.0044 2Q07 0.0039 3Q07 0.0045 4Q07 0.0059 1Q08 0.0062 2Q08 0.0059 3Q08 0.0061 4Q08 0.0077 (1) Period end; delinquent but accruing as a % of related outstandings at EOP 161

Amount Percent 1Q02 2Q02 3Q02 371.033 0.0208 4Q02 336.648 0.0181 1Q03 303.636 0.0161 2Q03 307.667 0.0161 3Q03 336.398 0.0159 4Q03 299.7 0.0142 1Q04 295.377 0.0139 2Q04 286.935 0.0132 3Q04 282.65 0.0125 4Q04 271.211 0.0115 1Q05 264.39 0.0109 2Q05 254.784 0.0104 3Q05 253.943 0.0104 4Q05 268 0.011 1Q06 283.839 0.0109 2Q06 287.517 0.0109 3Q06 280.153 0.0106 4Q06 272.068 0.0104 1Q07 282.976 0.0108 2Q07 307.519 0.0115 3Q07 454.784 0.0114 4Q07 578.442 0.0144 1Q08 627.61 0.0153 2Q08 679.403 0.0166 3Q08 720.738 0.0175 4Q08 900.227 0.0219 Allowances for Loan & Lease Losses (ALLL) (1) (1) Period end ALLL Reserve Components ALLL Reserve Components ALLL Reserve Components ALLL Reserve Components Transaction Economic Total 4Q08 1.91% 0.28% 2.19% 3Q08 1.54 0.21 1.75 2Q08 1.45 0.21 1.66 1Q08 1.34 0.19 1.53 4Q07 1.27 0.17 1.44 162

Allowances for Credit Losses (ACL) (1) ($MM) 4Q08 3Q08 2Q08 1Q08 4Q07 Allowance for loan Allowance for loan and lease losses (ALLL) $900.2 $720.7 $679.4 $627.6 $578.4 Allowance for unfunded loan Allowance for unfunded loan commitments and LOCs (AULC) 44.1 61.6 61.3 57.6 66.5 Total allowance Total allowance for credit losses (ACL) $944.4 $782.4 $740.7 $685.2 $645.0 ALLL as % of ALLL as % of total loans and leases 2.19% 1.75% 1.66% 1.53% 1.44 % total NALs 60 123 127 166 181 ACL as % of ACL as % of total loans and leases 2.30% 1.90% 1.80% 1.67% 1.61 % total NALs 63 134 138 182 202 (1) Period end 163

Allowance for Credit Losses Methodology Allowance for loan and lease loses (ALLL) Transaction reserve which includes: An estimate of loss based on characteristics of each commercial and consumer loan, lease, or loan commitment, and An estimate of loss based on a review of each impaired loan >$500,000 Generally developed to cover a definded percentage of 12-month future losses Economic reserve quantitatively reflects expected changes in credit losses due to changes in economic environment and is determined based on a variety of economic factors and indices correlated to the historic performance of the loan portfolio and management's judgment Current economic factors and indices utilized in the process Real Consumer Spending Consumer Confidence ISM Manufacturing Index Non-Agriculture Job Creation in our core states (OH, MI, WV and IN) Allowance for unfunded loan commitments and letters of credit (AULC) Reported as a liability Determined using the same ALLL transaction and economic reserve methodology AULC is reduced and the ALLL is increased as loans are funded Allowances for credit losses (ACL) Sum of ALLL and AULC with both available to absorb credit losses 164

Relative Performance - NCO's & ACL Coverage - 4Q08 165 Net Charge-off ratio (1) ACL / NCO (2) CMA 0.0104 PNC 0.0109 ASBC 0.0113 MTB 0.0118 BBT 0.0129 HBAN x FCMC 0.0136 ZION 0.0169 KEY 0.0174 RF 0.0321 FHN 0.035 HBAN 0.0541 MI 0.0541 FITB 0.0744 CNB 0.0997 CNB 0.2 HBAN 0.42 MI 0.44 FITB 0.46 RF 0.6 ZION 1.03 FHN 1.13 BBT 1.28 KEY 1.32 MTB 1.37 ASBC 1.45 HBAN x FCMC 1.48 CMA 1.52 PNC 2.28 (1) 4Q08 annualized (2) ACL = ALLL + AULC Source: SNL, Company reports Excluding FCMC, NCOs 6th lowest among peers...... ...... total reserve coverage of 1.5X is 3rd highest

Relative Performance - NCO's & ACL Coverage - FY08 166 Net Charge-off ratio (1) ACL / NCO (2) PNC 0.0074 MTB 0.0078 HBAN x FCMC 0.0084 ASBC 0.0085 BBT 0.0089 CMA 0.0091 ZION 0.0095 RF 0.0157 KEY 0.0162 HBAN 0.0185 FHN 0.0237 MI 0.0274 FITB 0.0316 CNB 0.0366 CNB 0.51 MI 0.88 FITB 1.1 RF 1.23 HBAN 1.25 KEY 1.43 FHN 1.52 CMA 1.72 ZION 1.87 BBT 1.89 ASBC 1.93 MTB 2.06 HBAN x FCMC 2.43 PNC 3.35 (1) Full-year (2) ACL = ALLL + AULC Source: SNL, Company reports Excluding FCMC, NCOs 3rd lowest among peers...... ...... total reserve coverage of 2.4X is 2nd highest

Non-Franklin Credit Metrics Reconciliation 167

Non-Franklin Credit Metrics Reconciliation 168

Non-Franklin Credit Metrics Reconciliation 169

Non-Franklin Credit Metrics Reconciliation 170

Quarterly Net Charge-off Reconcilation (1) (1) Annualized 171

Quarterly Net Charge-off Reconcilation (1) (1) Annualized 172

Quarterly Net Charge-off Reconciliation (1) (1) Annualized 173

Annual Net Charge-off Reconciliation 174

Deposits and Other Funding 175

Deposit Trends 176

Deposit Trends - 4Q08 Prior-year Quarter 177 Linked-quarter

Demand, Savings & Other Core CDs Non-core 1Q03 12.008 3.415 1.986 2Q03 12.623 3.245 2.028 3Q03 13.24 2.97 2.351 4Q03 13.052 2.84 2.853 1Q04 13.08 2.664 2.979 2Q04 13.83 2.669 2.805 3Q04 14.096 2.691 2.84 4Q04 14.454 2.733 3.124 1Q05 14.556 2.809 4.098 2Q05 14.258 3.067 4.584 3Q05 14.04 3.557 4.619 4Q05 13.92 3.891 4.627 1Q06 14.09 4.389 4.546 2Q06 14.48 5.083 4.823 3Q06 14.29 5.334 4.969 4Q06 14.196 5.38 5.132 1Q07 14.266 5.455 4.73 2Q07 14.392 5.591 4.29 3Q07 21.188 10.451 6.013 4Q07 21.004 10.666 6.005 1Q08 20.725 10.79 6.416 2Q08 20.461 10.95 6.616 3Q08 19.856 11.883 6.064 4Q08 19.53 12.468 5.585 (7)% Total Deposits Average Balances ($B) 17% (7)% Year-over-Year % Change 178

Total Deposits by Business Segment 179

Core Deposits

Noninterest Bearing


(Average $MM)
YOY % Chg.
(--)%
$7,000
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$5,218
$5,034
$5,061
$5,080
$5,205
4Q07
1Q08
2Q08
3Q08
4Q08

Other Core Deposits


(Average $MM)
YOY % Chg.
1%
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$26,452
$26,481
$26,350
$26,659
$26,793
4Q07
1Q08
2Q08
3Q08
4Q08

Huntington

180

Core Deposits by Business Segment 181

Total Core Deposits Trends 182

Commercial Core Deposits by Business Segment 183

Consumer Core Deposits by Business Segment 184

Other Funding - 12/31/08 Non-core Deposits 0.38 S-T Borrowings & Other Liab. 0.15 FHLB Advances 0.18 Other L-T Debt 0.16 Subordinated Notes 0.13 $14.8 Billion Noncore Deposits $5.6 B / 38% S-T Borrowings & Other Liabilities $2.3 B / 16% FHLB Advances $2.6 B / 17% Other L-T Debt $2.3 B / 16% Subordinated Notes $1.9 B / 13% 185

Funding Assessment (1) Holding Company Sufficient cash for operations over a twelve month period without relying on the bank for dividends Next debt maturity not until 2013: $50 million Bank Level $830 million of unsecured debt maturities in 2009 $600 million medium-term bank notes settled 2/3/09 Funding expected to be met primarily through: Core deposits FHLB advances Treasury Guaranteed Loan Program (TLGP) National market deposits Auto loan on-balance sheet securitizations $8 billion of unused credit available Discount window capacity $6.7 billion FHLB advances $1.3 billion 186 (1) 12/31/08

Capital 187

Capital (1) ($B) 4Q08 3Q08 2Q08 1Q08 4Q07 Total risk-weighted assets Total risk-weighted assets $47.0 $46.6 $46.6 $46.5 $46.0 Tier 1 leverage Tier 1 leverage 9.82% 7.99% 7.88% 6.83% 6.77 % Tier 1 risk-based capital Tier 1 risk-based capital 10.72 8.80 8.82 7.56 7.51 Total risk-based capital Total risk-based capital 13.91 12.03 12.05 10.87 10.85 Tangible equity/assets Tangible equity/assets 7.72 5.98 5.90 4.92 5.08 Tangible common equity/assets Tangible common equity/assets 4.04 4.88 4.80 4.92 5.08 Tangible equity/risk weighted assets Tangible equity/risk weighted assets 8.38 6.59 6.58 5.57 5.67 Double leverage (2) Double leverage (2) 85 105 103 110 109 (1) Period end (2) (Parent company investments in subsidiaries + goodwill) / equity 188

LLR/NPL ratio 4Q07 1Q08 2Q08 3Q08 4Q08 Tang. Equity / Risk-Weighted Assets 0.0567 0.0557 0.0658 0.0659 0.0838 Tang. Equity / Assets (TE Ratio) 0.0508 0.0492 0.059 0.0598 0.0772 Tang. Common Equity / Assets (TCE Ratio) 0.0508 0.0492 0.048 0.0488 0.0404 Capital Trends (1) End-of-period 189

Total Risk-based Capital Tier I Risk-based Capital Tang. Equity / Risk Weighted Assets Tang. Equity / Assets 3Q02 0.1178 0.0881 0.0764 4Q02 0.1125 0.0834 0.0722 1Q03 0.1104 0.0816 0.07 2Q03 0.1111 0.0832 0.0723 0.0706 3Q03 0.1119 0.084 0.0724 0.0677 4Q03 0.1195 0.0853 0.0731 0.0679 1Q04 0.1213 0.0874 0.076 0.0697 2Q04 0.1256 0.0898 0.0764 0.0695 3Q04 0.1253 0.091 0.0783 0.0711 4Q04 0.1248 0.0908 0.0786 0.0718 1Q05 0.1233 0.0904 0.0784 0.0742 2Q05 0.1239 0.0918 0.0805 0.0736 3Q05 0.127 0.0942 0.0819 0.0739 4Q05 0.1242 0.0913 0.0791 0.0719 1Q06 0.1291 0.0894 0.078 0.0697 2Q06 0.1229 0.0845 0.0729 0.0646 3Q06 0.1281 0.0895 0.0797 0.0713 4Q06 0.1279 0.0893 0.0772 0.0693 1Q07 0.1282 0.0898 0.0777 0.0711 2Q07 0.1349 0.0974 0.0766 0.0687 3Q07 0.1158 0.0835 0.0646 0.057 4Q07 0.1085 0.0751 0.0567 0.0508 1Q08 0.1087 0.0756 0.0557 0.0492 2Q08 0.1205 0.0882 0.0658 0.059 3Q08 0.1203 0.088 0.0659 0.0598 4Q08 0.1391 0.1072 0.0838 0.0772 Capital Trends Shareholders' Equity Key Equity Ratios (1) (Average $B) Shareholders' Equity 3Q02 2.214 4Q02 2.163 1Q03 2.166 2Q03 2.151 3Q03 2.239 4Q03 2.228 1Q04 2.278 2Q04 2.323 3Q04 2.412 4Q04 2.481 1Q05 2.527 2Q05 2.619 3Q05 2.611 4Q05 2.57 1Q06 2.73 2Q06 2.995 3Q06 2.97 4Q06 3.084 1Q07 3.014 2Q07 3.043 3Q07 6.206 4Q07 6.211 1Q08 5.875 2Q08 6.355 3Q08 6.321 4Q08 7.018 190 End-of-period

Regulatory Capital - 12/31/08 191 Tier 1 Capital Total Capital MTB 0.0774 CNB 0.088 PNC 0.097 RF 0.1039 ZION 0.1052 FITB 0.1059 CMA 0.1067 HBAN 0.1072 KEY 0.1081 BBT 0.12 FHN 0.1492 ASBC 0.111 MI 0.118 MTB 0.1178 CNB 0.1316 PNC 0.135 HBAN 0.1391 RF 0.1465 KEY 0.1467 ZION 0.1471 CMA 0.1473 FITB 0.1479 BBT 0.171 FHN 0.2007 ASBC 0.141 MI 0.148 6.0% (1) 10.0% (1) (1) Regulatory "well-capitalized" threshold Source: SNL, Company reports; ASBC and MI have not yet disclosed

Credit Ratings Senior Subordinated Com'l Paper / Notes Notes Short-term Outlook Huntington Bancshares Moody's 1/22/09 A3 Baa1 P-2 Negative (1) S&P 1/26/09 BBB BBB- A-2 Negative Fitch 6/27/08 A- BBB+ F1 Stable The Huntington National Bank Moody's 1/22/09 A2 A3 P-1 Negative (1) S&P 1/26/09 BBB+ BBB A-2 Negative Fitch 6/27/08 A- BBB+ F1 Stable (1) Review for possible downgrade 192

Franchise 193

Midwest financial services holding company Founded - 1866 Headquarters - Columbus, Ohio Total assets - $54 billion Employees (1) - 10,951 Franchise: Regional Banking 6 States / 11 Regions - Retail & Commercial Banking 603 Offices / 1,380 ATMs - Mortgage Banking 6 States + MD, NJ Auto Finance & Dealer Services 6 States + AZ, FL, TN, TX, VA Private Financial Group 6 States / 6 offices (2) FL / 4 offices (3) (1) Full-time equivalent (FTE) (2) Dedicated shared office with Regional Banking (3) Includes 2 full-service offices + 2 trust offices 194 Huntington Bancshares Overview

A Strong Regional Presence Source: SNL Financial, company presentations and filings FDIC deposit data as of June 30, 2008 Deposits - Top 12 MSAs MSA Rank BOs Deposits Share Columbus, OH 1 69 $8,843 27.2% Cleveland, OH 6 62 3,631 5.7 Detroit, MI 8 44 2,582 2.8 Toledo, OH 1 42 2,324 23.5 Pittsburgh, PA 7 41 1,870 2.6 Youngstown, OH 1 40 1,783 20.9 Indianapolis, IN 4 46 1,761 6.7 Cincinnati, OH 5 38 1,739 3.1 Canton, OH 1 24 1,288 24.6 Grand Rapids, MI 3 21 1,234 10.4 Akron, OH 5 19 854 7.9 Dayton, OH 6 12 587 5.7 BOs = Banking offices 195 % Deposits #1 Share markets 45% #1- #3 Share markets 57%

1Q07 Dealer 0.002 PFCMG 0.051 Other Regional 0.024 W. VA 0.052 Central IN 0.054 Mah. Valley 0.065 NW. OH 0.075 Pittsburgh 0.076 E. MI 0.077 S. OH/KY 0.077 W. MI 0.084 Cleveland 0.091 Akr/Canton 0.092 Central OH 0.178 Focus on the Midwest (1) Total Deposits $37.9 B (2) Offices 115 ATMs 241 Detroit 3% Grand Rapids 10% Offices 345 ATMs 754 Akron 8% Canton 25% Cincinnati 3% Cleveland 6% Columbus 27% Dayton 6% Toledo 24% Youngstown 21% Offices 51 ATMs 84 Indianapolis 7% Offices 13 ATMs 32 Offices 28 ATMs 133 Charleston 10% Excludes 4 PFG offices in FL and 2 ATMs in MD. Market share at 6/30/08 (2) Percentages exclude Treasury Offices 609 ATMs 1,378 196 Offices 57 ATMs 134 Pittsburgh 3% The Huntington Franchise - 12/31/08

Strategy, Organization and History 197

National Resources BUSINESSES Commercial Small Business Mortgage Capital Markets Insurance Dealer Sales CORPORATE SUPPORT Customer Service Center Operations and Technology ..com Marketing Human Resources Greater Akron/Canton Mahoning Valley Central Ohio NW Ohio S. Ohio/KY The Local Bank REGIONS Greater Cleveland Central Indiana West Michigan East Michigan West Virginia Pittsburgh 198 Consumer Private Financial Huntington Investment Co. Trust Training and Communication Channels and Distribution Risk Management Finance Legal "The Local Bank with National Resources"

Organization Organization 199

Senior Leadership Team Experience-Yrs Position Appointed Banking HBAN Stephen Steinour Chairman, President and CEO 1Q09 29 new Dick Cheap General Counsel and Secretary 2Q98 10 10 Dan Benhase SEVP-Pvt. Fin'l & Cap.Mkts. 2Q06 26 7 Peter Dunlap President-Huntington Insurance 3Q08 17 (1) 8 Mary Navarro SEVP-Regional Banking Group Pres. 1Q06 32 6 Nick Stanutz SEVP-Auto Finance & Dealer Services 2Q06 30 22 Jim Dunlap Regional Banking Group President 1Q06 29 29 Mike Prescott Regional Banking Group President 1Q06 21 12 Melinda Ackerman EVP-Human Resources 1Q05 39 (1) 3 Jim Baron EVP-Consumer Segment Director 1Q07 30 5 Michael Cross EVP-Sr. Com'l Credit Approval Officer 4Q06 29 6 Zahid Afzal EVP-Chief Information Officer 1Q06 25 (1) 2 Don Kimble EVP-CFO 3Q04 22 4 Jim Nelson EVP-Chief Risk Officer 4Q04 22 3 Eric Sutphin EVP-Chief Auditor 3Q04 20 3 Dick Witherow EVP-Chief Credit Officer 4Q06 34 7 Tim Barber SVP-Credit Risk Management 1Q99 20 10 (1) Includes outside of banking 200

Regional Banking Organization 201 201

202 Greater Akron/Canton Mahoning Valley Central Ohio NW Ohio S. Ohio/KY Greater Cleveland Central Indiana West Michigan East Michigan West Virginia Pittsburgh Mary Navarro Jim Dunlap Mike Prescott Regional Banking

Regional Banking Presidents Experience - Yrs Region Appointed Banking HBAN/SKYF Mary Navarro 1Q06 32 6 Jim Kunk Central Ohio 1Q94 26 26 Jim Dunlap West Michigan 1Q06 29 29 Rebecca Smith East Michigan 1Q07 31 1 Sharon Speyer Northwest Ohio 1Q01 20 19 Jerry Kelsheimer Greater Cleveland 1Q05 20 12 Vincent Locher Pittsburgh 3Q02 21 6 Michael Prescott 1Q06 21 12 Mark Reitzes Southern Ohio / KY 1Q08 21 15 Clayton Rice West Virginia 3Q07 21 4 Rick Hull Greater Akron/Canton 1Q06 26 26 Mike Newbold Central Indiana 4Q06 31 4 Frank Hierro Mahoning Valley 1Q00 29 22 203

Lines of Business Summary 204

Lines of Business Loans & Deposits - 12/31/08 Total Credit Exposure - $41.1 B Total Deposits - $37.9 B 205 Regional Banking 0.867 Dealer sales 0.002 PFG 0.047 Treasury / Other 0.084 Regional Banking 0.776 Auto Finance & Dealer Services 0.145 PFG 0.063 Treasuy / Other 0.016 Regional Banking $32.9 B 87% Auto Finance & Dealer Services $0.1 B <1% PF & CMG $1.8 B 5% Regional Banking $31.9B 78% Auto Finance & Dealer Services $6.0 B 14% PF & CMG $2.6 B 6% Treasury / Other $3.2 B 8% Treasury / Other (1) $0.7 B 2% (1) Includes loans to Franklin

($MM) Pct 4Q08 Chg 4Q07 Regional Banking $479.3 3% $466.5 Auto Finance and Dealer Services 51.6 16 44.5 Private Financial and Capital Markets Group 86.5 8 79.8 Subtotal $617.5 5% $590.8 Treasury/Other (3) (170.4) NM (31.9) Total $447.1 (20)% $558.9 Regional Banking 0.776 Auto Fin & Dealer Serv 0.084 Pvt Finl & Cap Mkts 0.14 Treasury/Other 206 Lines of Business Revenue (1) Contribution Revenue - Fully Taxable Equivalent Excludes Treasury/Other Includes Franklin Revenue (2)

($MM) Pct 2008 Chg 2007 Regional Banking $1919.5 26% $1,528.1 Auto Finance and Dealer Services 202.8 15 175.7 Private Financial and Capital Markets Group 358.2 26 284.9 Subtotal $2,480.6 25% $1,988.7 Treasury/Other (3) (221.5) NM 8.7 Total $2,259.0 13% $1,997.4 Regional Banking 0.774 Auto Fin & Dealer Serv 0.082 Pvt Finl & Cap Mkts 0.144 Treasury/Other 207 Lines of Business Revenue (1) Contribution Revenue - Fully Taxable Equivalent Excludes Treasury/Other Includes Franklin Revenue (2)

The Local Bank with National Resources 208